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                                                                  Exhibit 10.25


                                     LEASE
                                      FOR
                                RESTAURANT SPACE

                                 By and Between

                                MANDALAY CORP.,
                                  AS LANDLORD

                                      And

        BORDER GRILL LAS VEGAS, LLC, A NEVADA LIMITED LIABILITY COMPANY
                                   AS TENANT

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                               TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 ..................................................................  1
    DEFINITIONS ............................................................  1
    1.1  Affiliate .........................................................  1
    1.2  Commencement Date .................................................  1
    1.3  Floor Area ........................................................  1
    1.4  Gross Sales .......................................................  1
    1.5  Lease Year ........................................................  2
    1.6  Permitted Closure Period ..........................................  3
    1.7  Person ............................................................  3
    1.8  Project ...........................................................  3
    1.9  Rent Commencement Date ............................................  3
    1.10 Rules and Regulations .............................................  3
    1.11 Tenant Improvements ...............................................  3
    1.12 TI Costs ..........................................................  3
    1.13 TI Cost Statement .................................................  3

ARTICLE 2 ..................................................................  4
    LEASE OF PREMISES AND CONSTRUCTION .....................................  4
    2.1 Lease ..............................................................  4
    2.2 Construction of Premises ...........................................  4
    2.3 Relocation .........................................................  4
    2.4 Remodeling .........................................................  5
    2.5 Amortization of Tenant Improvements ................................  6

ARTICLE 3 ..................................................................  7
    TERM ...................................................................  7
    3.1 Duration ...........................................................  7
    3.2 Options to Extend Term .............................................  7
    3.3 Landlord's Right to Terminate ......................................  7

ARTICLE 4 ..................................................................  8
    MINIMUM RENT ...........................................................  8
    4.1 Minimum Rent .......................................................  8

ARTICLE 5 ..................................................................  9
    PERCENTAGE RENT ........................................................  9
    5.1 Percentage Rent ....................................................  9
    5.2 Adjustment to Annual Percentage Rental Rate ........................  9
    5.3 Annual Adjustment ..................................................  9


                                      (i)
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    5.4 Tenant Reports .....................................................  9
    5.5 Tenant Records ..................................................... 10
    5.6 Audit .............................................................. 10

ARTICLE 6 .................................................................. 11
    ADDITIONAL RENT ........................................................ 11
    6.1 Additional Rent .................................................... 11
    6.2 Payments by Landlord ............................................... 11

ARTICLE 7 .................................................................. 11
    USE AND OPERATION ...................................................... 11
    7.1  Designated Use .................................................... 11
    7.2  Insurance Requirements: Governmental Regulations .................. 11
    7.3  Restrictions on Use ............................................... 12
    7.4  Business Operations ............................................... 12
    7.5  Tradename ......................................................... 13
    7.6  Employees ......................................................... 14
    7.7  Security .......................................................... 15
    7.8  Regulatory Authorities ............................................ 15
    7.9  Restrictive Covenant .............................................. 15
    7.10 Landlord Comps .................................................... 16
    7.11 Room Charges ...................................................... 17
    7.12 Beverage Providers ................................................ 17
    7.13 Complimentary Rooms ............................................... 17

ARTICLE 8 .................................................................. 17
    INSURANCE .............................................................. 17
    8.1 Tenant's Insurance ................................................. 17
    8.2 Landlord's Insurance ............................................... 19
    8.3 Waiver of Subrogation .............................................. 19

ARTICLE 9 .................................................................. 19
    TAXES .................................................................. 19
    9.1 Additional Taxes ................................................... 19
    9.2 Sales Tax .......................................................... 20
    9.3 CET ................................................................ 20

ARTICLE 10 ................................................................. 20
    SERVICES ............................................................... 20
    10.1 Services Provided ................................................. 20
    10.2 Service Charges ................................................... 21
    10.3 Service Interruption .............................................. 21


                                      (ii)
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ARTICLE 11 ................................................................. 22
    REPAIRS AND MAINTENANCE ................................................ 22
    11.1 Repairs and Maintenance by Landlord ............................... 22
    11.2 Repairs and Maintenance by Tenant ................................. 22

ARTICLE 12 ................................................................. 23
    ALTERATIONS AND IMPROVEMENTS ........................................... 23
    12.1 Alterations and Improvements ...................................... 23
    12.2 Trade Fixtures .................................................... 23
    12.3 Liens ............................................................. 24

ARTICLE 13 ................................................................. 24
    ADVERTISING ............................................................ 24
    13.1 Advertising ....................................................... 24

ARTICLE 14 ................................................................. 25
    RULES AND REGULATIONS .................................................. 25
    14.1 Rules and Regulations ............................................. 25

ARTICLE 15 ................................................................. 25
    ASSIGNMENT AND SUBLETTING .............................................. 25
    15.1 Assignment and Subletting ......................................... 25
    15.2 Certain Excluded Transactions ..................................... 26
    15.3 Transfers Not Requiring the Consent of Lessor ..................... 26
    15.4 Landlord's Option as to Subject Space ............................. 26
    15.5 Concessionaires ................................................... 27
    15.6 Assignment in Bankruptcy .......................................... 27

ARTICLE 16 ................................................................. 27
    INDEMNITY .............................................................. 27
    16.1 Indemnification ................................................... 27

ARTICLE 17 ................................................................. 28
    EMINENT DOMAIN ......................................................... 28
    17.1 Entire or Substantial Taking ...................................... 28
    17.2 Partial Taking .................................................... 28
    17.3 Election to Terminate ............................................. 28
    17.4 Disposition of Proceeds ........................................... 28

ARTICLE 18 ................................................................. 29
    DAMAGE OR DESTRUCTION .................................................. 29
    18.1 Damage or Destruction: Landlord to Rebuild ........................ 29
    18.2 Option to Terminate ............................................... 29


                                     (iii)
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    18.3 Portions to be Rebuilt by Landlord and Tenant ..................... 29
    18.4 Non-Liability ..................................................... 30
    18.5 Operations During Reconstruction Period ........................... 30

ARTICLE 19 ................................................................. 30
    ENTRY BY LANDLORD ...................................................... 30
    19.1 Access to Premises ................................................ 30
    19.2 Leasing Activities ................................................ 31

ARTICLE 20 ................................................................. 31
    ABANDONMENT ............................................................ 31
    20.1 Abandonment ....................................................... 31

ARTICLE 21 ................................................................. 31
    EVENTS OF DEFAULT BY TENANT ............................................ 31
    21.1 Event of Default .................................................. 31

ARTICLE 22 ................................................................. 32
    REMEDIES OF LANDLORD ................................................... 32
    22.1 Remedies .......................................................... 32
    22.2 Late Charge ....................................................... 34

ARTICLE 23 ................................................................. 34
    ESTOPPEL CERTIFICATES AND SUBORDINATION ................................ 34
    23.1 Estoppel Certificates ............................................. 34
    23.2 Subordination ..................................................... 35
    23.3 Priority Option ................................................... 35
    23.4 Attornment ........................................................ 35

ARTICLE 24 ................................................................. 35
    SALE OF PREMISES ....................................................... 35
    24.1 Sale of Premises by Landlord ...................................... 35

ARTICLE 25 ................................................................. 36
    HOLDING OVER ........................................................... 36
    25.1 Holding Over ...................................................... 36

ARTICLE 26 ................................................................. 36
    SURRENDER OF PREMISES .................................................. 36
    26.1 Surrender ......................................................... 36
    26.2 Merger Upon Surrender ............................................. 36


                                      (iv)
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ARTICLE 27 ................................................................. 36
    GENERAL PROVISIONS ..................................................... 36
    27.1 Waivers ........................................................... 36
    27.2 No Accord and Satisfaction ........................................ 37
    27.3 Notices ........................................................... 37
    27.4 Relationship of the Parties ....................................... 37
    27.5 Attorneys' Fees ................................................... 37
    27.6 Binding Effect .................................................... 37
    27.7 Interest on Past Due Obligations .................................. 38
    27.8 Severability ...................................................... 38
    27.9 Entire Agreement; Amendment ....................................... 38
    27.10 Captions ......................................................... 38
    27.11 Construction ..................................................... 38
    27.12 Time of Essence .................................................. 38
    27.13 Execution of Additional Documents ................................ 38
    27.14 Time Periods ..................................................... 38
    27.15 Recordation ...................................................... 39
    27.16 Brokers .......................................................... 39
    27.17 Quiet Enjoyment .................................................. 39
    27.18 Force Majeure .................................................... 39


                                      (v)
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EXHIBITS
A -   Description of Project
B -   Site Plan for Premises
C -   Work Letter Agreement
D -   Sample Menu
D-1 - Prohibited Menu Items
E -   Ownership of Tenant
F -   Accounting Procedures
G -   Restricted Area


                                      (vi)
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                          FUNDAMENTAL LEASE PROVISIONS

LANDLORD:                                 Mandalay Corp., a Nevada corporation

Landlord's Address:                       c/o Circus Circus Enterprises, Inc.
                                          2880 Las Vegas Boulevard South
                                          Las Vegas, Nevada 89109

With a copy to:                           Circus Circus Enterprises, Inc.
                                          2880 Las Vegas Boulevard South
                                          Las Vegas, Nevada 89109
                                          Attn: General Counsel

TENANT:                                   Border Grill Las Vegas, LLC,
                                          a Nevada limited liability company

Tenant's Address:                         1445 4th Street
                                          Santa Monica, California 90401

                                          and

                                          After opening to the Premises address

With a copy to Tenant's attorney:         Wendy G. Glenn, Esq.
                                          1900 Avenue of the Stars
                                          Suite 2600
                                          Los Angeles, California 90067-4507

and another copy to:                      Jay Brown, Esq.
                                          Singer, Brown & Barringer
                                          520 S. Fourth Street, 2nd Floor
                                          Las Vegas, Nevada 89101

TENANT'S TRADENAME:                       BORDER GRILL

PREMISES:                                 The Floor Area located on two floors
                                          and shown by diagonal lines on
                                          EXHIBIT B together with the
                                          exclusive use of that portion of the
                                          patio area also shown by diagonal
                                          lines on EXHIBIT B. The Premises is
                                          comprised of approximately 9,666
                                          square feet of Floor Area in the
                                          interior of the Premises
                                          (approximately 6,140 square feet on
                                          the


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                                           first floor and approximately 3,526
                                           square feet of floor area on the
                                           second floor) and approximately
                                           3,670 square feet of adjacent patio
                                           area as shown on Exhibit B. The
                                           Premises shall not include the
                                           exterior walls, the roof, the area
                                           above or below the Premises, or the
                                           land upon which the Premises are
                                           located.

ESTIMATED LATEST
DELIVERY DATE:                             May 15, 1998

ESTIMATED RENT
COMMENCEMENT DATE:                         June 15, 1998

TERM: A period commencing on the Commencement Date and expiring on the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date occurs.

OPTIONS TO EXTEND:                         One 60-month option to extend

MINIMUM RENT:                              $6,250/month

SECURITY DEPOSIT:                          None

ANNUAL PERCENTAGE                          5% of Gross Sales (as defined
RENTAL RATE:                               herein) (subject to adjustment per
                                           SECTION 5.2 below)

USE OF PREMISES:                           Mexican restaurant. Tenant shall
                                           also have the non-exclusive right to
                                           sell alcoholic beverages from the
                                           Premises. Tenant may allow its
                                           patrons to purchase food and
                                           beverages at the Premises for
                                           consumption outside the Premises,
                                           but Tenant shall not offer delivery
                                           service outside the Premises,
                                           including, but not limited to, the
                                           patio areas not included within the
                                           Premises. Copies of sample menus for
                                           the Restaurant are attached as
                                           EXHIBIT D ("SAMPLE MENU") for purpose
                                           of defining the character of the
                                           Restaurant to be operated on the
                                           Premises. The attachment of the
                                           Sample Menu shall not limit the
                                           items that Tenant may serve in the
                                           Premises, but Tenant may not, by
                                           adding or deleting menu items,


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                                           change the character of the
                                           Restaurant without Landlord's prior
                                           written consent, which consent shall
                                           not be unreasonably withheld. Copies
                                           of menu items not permitted to be
                                           served at the Restaurant are
                                           attached as EXHIBIT D-1.

GUARANTOR(S):                              None


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                                     LEASE
                                      FOR
                                RESTAURANT SPACE
                                 (the "Lease")

DATE:        November 12, 1998

LANDLORD:    MANDALAY CORP., a Nevada corporation

TENANT:      BORDER GRILL, LAS VEGAS, LLC, a
             Nevada limited liability company

         In consideration of the mutual covenants and agreements contained in this Lease, Landlord and Tenant, acting through its manager TT&T, LLC, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         As used in this Lease, the following terms shall have the following meanings:

         1.1 Affiliate: In relation to any Person, any other Person controlled, directly or indirectly, by such Person, any other Person that controls, directly or indirectly, such Person or any Person directly or indirectly under common control with such Person.

         1.2 Commencement Date: The date of Substantial Completion (as defined in the Work Letter Agreement attached as Exhibit C).

         1.3 Floor Area: The respective portion of the floor area of the Premises from time to time subject to lease by Tenant pursuant to this Lease, as determined and applied by Landlord.

         1.4 Gross Sales: The actual receipts of sales or rentals of all food, goods, wares and merchandise sold, leased or delivered and the actual charges of all services performed by Tenant or by any subtenant, licensee or concessionaire of Tenant in, at, from, or arising out of the use of the Premises, whether for wholesale, retail, cash, credit, or trade-ins or otherwise, without reserve or deduction for inability or failure to collect. Gross Sales shall include, without limitation, sales and services: (a) where the orders therefor originate in, at, from, or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place, (b) made or performed by mail, telephone, telegraph, facsimile, or other electronic means,
(c) made or performed by means of mechanical or other vending devices in the


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 Premises, and (d) which Tenant or any subtenant, licensee, concessionaire or other person in the normal and customary course of its business would credit or attribute to its operations at the Premises or any part thereof. Any sum deposited with and forfeited to Tenant shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of whether or when Tenant receives payment therefor. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales. Gross Sales shall not include, or if included there shall be deducted (but only to the extent they have been included in Gross Sales): (i) the net amount of any cash or credit refunds or credit allowed on services upon any sale or rental from the Premises where the merchandise sold or rented, or some part thereof, is returned by the purchaser to Tenant after the sale or rental (not exceeding in amount the selling or rental price of the item in question) or upon the rejection of any food or beverage from the Premises, provided that Tenant shall not be required to accept any returned merchandise if a cash refund or credit allowance is issued in lieu thereof, and provided further that any credit or refund shall reduce Gross Sales for the accounting period such credit or refund is made but shall not affect Gross Sales for the period in which the original sales or rental relating to such income were made; (ii) the amount of any city, county, state or federal sales, use, gross receipts, transaction privilege, luxury, casino entertainment or excise tax ("CET") on such sale which is both added to the selling price (or absorbed in the price) and paid to the taxing authorities by Tenant (but not by any vendor of Tenant); (iii) the amount of any discount on sales to employees; (iv) service charges. interest and collection expenses received or receivable from customers for sales on credit and service, credit card and other charges or fees paid by Tenant to credit card companies, banks and similar organizations resulting from use of credit or debit cards by customers; (v) income from or the value of any complimentary items or discounts granted pursuant to SECTION 7.10 hereof, of the costs of any complimentary issued by Landlord or any of its Affiliates for food, beverages, other goods, services, merchandise or the like purchased or received from or at the Premises to any hotel or casino guest of Landlord or any such Affiliate at the Project or any other hotel/casino owned or operated by Landlord or any of its Affiliates,
(vi) income from the reimbursement pursuant to SECTION 7.11 hereof of the costs of any room charges incurred by any hotel guest at the Project or any other property owned or operated by Landlord or any of its Affiliates, provided that all such items shall be considered income for purposes of calculating Gross Sales during the accounting period when such charges are made by the guest;
(vii) income from inventory returned to suppliers in an amount not to exceed the original amount paid by Tenant for the returned inventory, and (viii) the redemption of gift certificates (but not the purchase of gift certificates). The retail value of food or merchandise used or given away as samples shall not be included in Gross Sales, but rather shall be credited against the amount of Gross Sales made from the Premises. Where coupons, 2 for -1's or other discount promotions are used, only the actual sales price paid to Tenant shall be included in Gross Sales.

         1.5 Lease Year: The period during the Lease Term commencing an January 1st in each year and ending at midnight on the 31st of December of that year, except that the first Lease Year


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

shall commence at the start of the Lease Term and shall end at midnight on the 31st of December of that year, and except that the last Lease Year shall end at the expiration of the term of this Lease or at the time of any earlier termination of this Lease in accordance with the terms hereof.

         1.6 Permitted Closure Period: Any period when the Premises may be temporarily closed for relocation pursuant to SECTION 2.3 or remodeling pursuant to SECTION 2.4, closed if permitted under SECTION 7.4, untenantable by reason of any force majeure event described in SECTION 27.18, temporarily closed for repairs or maintenance under ARTICLE 11, or temporarily closed due to failure to supply Services under ARTICLE 10, or temporarily closed because of a partial taking pursuant to SECTION 17.2.

         1.7 Person: Any natural person, corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, organization or any other entity of whatsoever nature.

         1.8 Project: The building and related improvements commonly referred to as Mandalay Bay Resort & Casino located at 3950 Las Vegas Boulevard South, Las Vegas, Nevada, and more generally depicted on EXHIBIT A attached hereto.

         1.9 Rent Commencement Date: The earlier of (i) thirty (30) days after Substantial Completion (as defined in the Work Letter) or (ii) the date Tenant opens for business in the Premises, provided, however, that the Commencement Date shall not occur any earlier than the Estimated Rent Commencement Date unless Tenant agrees to open for business prior to such date. Tenant agrees that it will use reasonable efforts to open prior to the Estimated Rent Commencement Date if it receives possession of the Premises on or before the Estimated Latest Delivery Date, but it will not be in default under this Lease if it fails to do so.

         1.10 Rules and Regulations: The rules and regulations adopted in accordance with SECTION 14.1.

         1.11 Tenant Improvements: The improvements to the Premises to be constructed pursuant to EXHIBIT C.

         1.12 TI Costs: The cost of the Tenant Improvements determined in accordance with EXHIBIT C. Wherever applicable in this Lease, the TI Costs shall be deemed to be amortized over the initial ten (10) year term of this Lease.

         1.13 TI Cost Statement: A statement setting forth the TI Costs as set forth on EXHIBIT C.

                                   ARTICLE 2

                       LEASE OF PREMISES AND CONSTRUCTION

         2.1 Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, for the Lease Term, at the rental, and upon the covenants and conditions contained in this Lease, including the Fundamental Lease Provisions and all Exhibits attached hereto. In addition to the Premises, Tenant shall have the right to use, in common with Landlord and other tenants or licensees of the Project, areas to be designated by Landlord for receiving, garbage disposal, freight elevators, locker room facilities and employee and customer parking areas (the "COMMON AREAS"). The Common Areas may be altered, reconfigured or relocated by Landlord from time to time during the Lease Term.

         2.2 Construction of Premises. Landlord shall construct or cause to be constructed the Tenant Improvements in accordance with the Work Letter Agreement attached as EXHIBIT C. Landlord shall be obligated to spend up to Six Hundred Seventy-Five Thousand and No/100 Dollars ($675,000.00), as a tenant improvement allowance to be used in accordance with the terms of the Work Letter Agreement. Except as specifically set forth in this Lease and in the Work Letter Agreement attached hereto as EXHIBIT C, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Work Letter Agreement.

         2.3 Relocation.

                  (a) Tenant acknowledges that Landlord shall have an absolute right at anytime after the third anniversary of the Lease and from time to time thereafter to relocate the Premises within the Project, at Landlord's cost, provided that the premises to which Tenant is relocated (i) shall be no less than ninety percent (90%) of the size of the original premises, (ii) shall be located in an area having substantially similar levels of pedestrian foot traffic, (iii) shall have similar visibility, quality and, adjacent view, (iv) shall have access to a substantially comparable patio area and two-story layout as exists for the original premises, and (v) shall be appropriately configured for Tenant's restaurant use. If Landlord exercises its right to relocate Tenant pursuant to this Section, Landlord shall notify Tenant in writing (the "Relocation Notice") specifying the location of the new premises. If Tenant objects to the new premises, Tenant shall notify Landlord in writing within ten (10) business days following the Relocation Notice, specifying its objections to the new premises. If Tenant fails to object within such 10-business day period, Tenant shall be deemed to have approved the new premises. If Tenant objects to the new premises, Landlord and Tenant shall meet and confer in an attempt to address Tenant's concerns, but if Landlord is unable to resolve the same within thirty (30) days after the Relocation Notice, Landlord may terminate this Lease upon written notice to Tenant. Provided that Tenant is not in default at the time of any such termination, Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant. If this Lease is not terminated pursuant to this SECTION
         2.3 and as a result of a relocation under this SECTION 2.3 there is any reduction in the Floor Area of the Premises, then Minimum Rent and the Threshold Amount shall be reduced to an amount equal to that proportion that the Floor Area after the relocation bears to the Floor Area of the Premises prior to the relocation.

                  (b) All costs and expenses of relocating to the new premises, including, without limitation, all reasonable costs incurred by Tenant in relocating to the new premises, shall be paid by Landlord. If Landlord exercises its right to relocate Tenant, Landlord shall reconstruct the Tenant Improvements in a form substantially equivalent to the improvements constructed pursuant to EXHIBIT C and shall install at Landlord's expense all furnishings, equipment, furniture and finishes necessary to make the relocated premises substantially the same as the original premises (the "FINISH WORK"). Within ten (10) days after Landlord has notified Tenant that it has substantially completed the improvements (in accordance with the standards for "SUBSTANTIAL COMPLETION" as set forth in the Work Letter Agreement) to be constructed by Landlord on the relocated premises and has completed the Finish Work for the relocated premises, Tenant shall surrender the original premises and the relocated premises shall be deemed the Premises hereunder. During any portion of such 10-day period that Tenant is not conducting business in either premises, rent and all other costs or charges payable hereunder (other than premiums for insurance maintained by Tenant hereunder) shall be abated and the Lease Term shall be extended for the entire period during which Tenant is not doing business. Following any relocation. Landlord and Tenant shall execute an amendment designating the relocated premises on EXHIBIT B setting forth the revised expiration date of the Term and the revised Minimum Rent and Threshold Amount, if applicable. Other than EXHIBIT B, the Lease Term extension and any adjustment to Minimum Rent and the Threshold Amount, all terms and conditions contained in this Lease shall continue unmodified following such relocation.

         2.4 Remodeling. Landlord may, in connection with any remodeling of all or any portion of the Project, change, at Landlord's sole cost and expense, the dimensions or reduce the size of the Premises to not less than ninety percent (90%) of its original size so long as the remodeled Premises and improvements are substantially similar to the original Premises and improvements; provided, however, that if, in Tenant's reasonable judgment, as a result thereof the remaining portion of the Premises is not suitable for the purpose for which Tenant has leased the Premises, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after Landlord notifies Tenant of Landlord's intention to remodel; provided further, however, that such termination shall not be effective if within thirty (30) days of Tenant's notice thereof, Landlord notifies Tenant either of its election to relocate Tenant pursuant to SECTION 2.3 hereof or to rescind Landlord's intention to remodel. If Tenant terminates this Lease pursuant to this SECTION 2.4, Landlord shall reimburse Tenant the unamortized portion of any TI Costs paid for by Tenant, provided Tenant is not in default at the time of any such termination. If Tenant does not elect to terminate this Lease pursuant to this SECTION 2.4 and as a result of Landlord's remodeling under this SECTION 2.4 there is any reduction in the area of Premises, then Minimum Rent and the Threshold Amount shall be reduced to an amount equal to that proportion that the Floor Area after the remodeling bears to the Floor Area of the Premises prior to the remodeling. In the event of any remodeling pursuant to this SECTION 2.4, Landlord shall repair any damage to the Premises and repair or replace any improvements, furniture, fixtures, equipment and other property damaged or removed thereby. Without limiting the foregoing, if the kitchen area is reduced as the result of any remodeling, Landlord shall be responsible for restoring the kitchen area in such a manner so that the size and layout of the kitchen area remain relatively the same as existed in the original Premises so as to adequately serve the remodeled service and seating area, and the kitchen remains sufficient to meet the needs of Tenant in its reasonable judgment. In connection with any such remodeling, Landlord may require Tenant to cease conducting business in the Premises for a period not to exceed thirty (30) days. The rent and all other costs and charges payable or reimbursable hereunder (other than premiums for insurance maintained by Tenant hereunder) shall be abated during any period that Landlord requires Tenant to cease conducting business under this SECTION 2.4 and Landlord will reimburse Tenant for its actual, out-of-pocket costs directly incurred during any period Tenant is required to cease conducting business in the Premises and which cannot reasonably be avoided; provided that, in no event, shall the amount of such reimbursement per day exceed an amount equal to the average daily cost of salaries and other employee related expenses and other non-avoidable expense over the immediately preceding six (6) month period. The Lease Term shall be extended by an amount of time equal to the entire period during which Landlord requires Tenant to cease conducting business under this Section. Following such remodeling, Landlord and Tenant shall execute an amendment designating any changes to the Premises pursuant to this Section on EXHIBIT B, the revised expiration date of the Term and the revised Minimum Rent and Threshold Amount, if applicable.

         2.5 Amortization of Tenant Improvements. For purposes of any payments due to Tenant in the event of a termination under SECTION 2.3 and SECTION 2.4, such amount shall be paid upon the effective date of termination of the Lease and the surrender by the Tenant of the Premises. In calculating the termination payment, the TI Costs shall be determined by reference to the TI Cost Statement and shall be amortized over the initial Lease Term, and no such payment shall be due in the event any such termination occurs during an Option Term.

                                    ARTICLE 3

                                      TERM

         3.1 Duration. The term of this Lease (the "LEASE TERM") shall be for the period specified in the FUNDAMENTAL LEASE PROVISIONS, unless sooner terminated in accordance with the provisions hereof. Following the commencement of the Lease Term, Tenant and Landlord shall, upon either party's request, execute and deliver to Landlord an addendum to this Lease specifying the Commencement Date, the Rent Commencement Date and the last day of the Lease Term. Tenant agrees that if for any reason whatsoever Landlord is unable to deliver possession of the Premises to Tenant by the Estimated Latest Delivery Date specified in the FUNDAMENTAL LEASE PROVISIONS, this Lease shall not be void or voidable, nor shall the Landlord be liable to Tenant for any loss or damage resulting therefrom.

         3.2 Options to Extend Term. Provided (i) Tenant is not in default of any provision of the Lease at the time of exercise or at any time thereafter prior to the commencement of the Option Term (defined below) or (ii) there have not been more than five (5) monetary defaults or seven (7) total defaults during the Lease Term, Tenant may extend the Lease Term for an additional five (5) year period ("OPTION TERM") by giving Landlord written notice not more than eighteen
(18) months nor less than twelve (12) months before the expiration of the Lease Term. Time is of the essence in the exercise of the options. All of the terms and conditions of the Lease shall apply to the Option Term so far as applicable, and reference in the Lease to the "LEASE TERM" shall be deemed to include the Option Term to the extent exercised, except that (i) the right to extend the Lease Term for the Option Term shall not apply and (ii) the Minimum Rent, Threshold Amount and the Comp Threshold shall each be increased by ten percent (10%) from the amounts applicable to the Lease Term.

         3.3 Landlord's Right to Terminate.

                  (a) Tenant acknowledges that Landlord is relying on Tenant's ability to generate a threshold level of traffic in the Premises which will benefit the Project. Therefore, if in the period commencing the first day of the month following the first anniversary of the Rent Commencement Date and ending on the twelfth (12th) month thereafter or during any succeeding (but not overlapping) twelve (12) month period (each referred to as the "MEASUREMENT PERIOD"), Tenant does not have Gross Sales greater or equal to the "THRESHOLD AMOUNT" (defined below), then Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days from the date when Landlord receives the Monthly Statement for the twelve (12) calendar month of the Measurement Period indicating that the Gross Sales for any such Measurement Period were not the Threshold Amount. For purposes of this Section, the Threshold Amount shall be $2,500,000 until the third anniversary of the Rent Commencement Date and $3,000,000 commencing on the third anniversary of the Rent Commencement Date and continuing until the end of the Lease Term. The Threshold Amount shall be reduced prorata for any Permitted Closure Period and as provided in SECTIONS 2.3 and 2.4. Upon the exercise by Landlord of the termination right described in this
         SECTION 3.3(a), this Lease shall be terminated and neither Landlord nor Tenant shall have any further liability or obligation to the other, except with respect to liabilities, obligations or other provisions specifically stated in this Lease to survive any termination hereof and with respect to SECTION 3.3(b).

                  (b) If Landlord exercises the termination right set forth in
         SECTION 3.3(a) above, Landlord shall pay to Tenant a termination payment equal to (i) the portion of the TI Costs paid for by Tenant (calculated by deducting the TI Allowance from the total TI Costs, as such terms are defined in the Work Letter Agreement), less (ii) Tenant's Net Profit derived from the Premises since the Commencement Date. For purposes of this Lease "NET PROFIT" shall be calculated on an after tax basis and mean the Gross Sales (subject to modification as provided below) derived from the Premises less all amounts used to pay or establish reasonable reserves for all expenses relating to the operation of the Premises, including, but not limited to, the cost of food and beverages, wages and benefits, supplies, advertising and promotion, administrative expenses, a management fee not to exceed 5% of gross receipts, capital improvements, repair and replacements of FF&E, and any other proper cash expenditure as reasonably determined by the Landlord. If the Net Profit received from the Premises since the Commencement Date exceeds the portion of the TI Costs paid by Tenant, there shall be no termination payment due to Tenant if Landlord exercises its rights under SECTION 3.3(a) of this Lease.

                                   ARTICLE 4

                                  MINIMUM RENT

         4.1 Minimum Rent. Commencing on the Rent Commencement Date, Tenant shall pay Landlord for each month during the Lease Term from and after the Rent Commencement Date, rent each month in the amount set forth in the Fundamental Lease Provisions (the "Minimum Rent"). Minimum Rent shall be paid monthly in advance on the first day of each month of the Lease Term from and after the Rent Commencement Date, without any deduction or offset other than any rent abatement specifically provided for under the terms of this Lease. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, then upon the Rent Commencement Date, Tenant shall pay to Landlord, as Minimum Rent for the partial month, a pro rata portion of the Minimum Rent payable for a full month.

                                   ARTICLE 5

                                PERCENTAGE RENT

         5.1 Percentage Rent. In addition to the Minimum Rent and other sums required to be paid by Tenant under this Lease, and subject to the provisions of
SECTION 5.2 below, Tenant shall pay as "PERCENTAGE RENT" a sum equal to the Annual Percentage Rental Rate times the amount of Gross Sales of Tenant made from or upon the Premises during each Lease Year, less the amount of Minimum Rent paid by Tenant during such Lease Year. Percentage Rent shall be computed each month, and within fifteen (15) days of the date such month ends, Tenant shall pay to Landlord the amount by which the sum computed as the Annual Percentage Rental Rate of Tenant's Gross Sales during that period exceeds the Minimum Rent paid by Tenant for the same period. In no event shall Landlord be obligated to refund to Tenant any portion of the Minimum Rent for a given Lease Year if the amount calculated by multiplying the Annual Percentage Rental Rate by the Gross Sales is less than the Minimum Rent for such Lease Year.

         5.2 Adjustment to Annual Percentage Rental Rate. The Annual Percentage Rental Rate shall be seven percent (7%) of Gross Sales for that portion of annual Gross Sales of Tenant made from or upon the Premises in excess of Four Million Five Hundred Thousand Dollars ($4,500,000) in any Lease Year. Such adjustment will be reflected in the annual payment referenced in Section 5.3 below.

         5.3 Annual Adjustment. Within ninety (90) days after the end of each Lease Year, Tenant shall determine the amount of Tenant's Gross Sales during that Lease Year and the amounts payable to Landlord as Minimum Rent and as Percentage Rent for that Lease Year. If the total amount of Minimum Rent and Percentage Rent owing for the Lease Year is greater than the total amount of Minimum Rent and Percentage Rent paid by Tenant during the Lease Year, Tenant shall immediately pay the deficiency to Landlord. If the total amount of Minimum Rent and Percentage Rent paid by Tenant during a Lease Year exceeds the total amount of Minimum Rent and Percentage Rent required to be paid by Tenant during such Lease Year, Tenant shall receive a credit equivalent to the excess which may be deducted by Tenant from the next accruing payment or payments of either Minimum Rent or Percentage Rent or, if the Lease has expired, Landlord shall pay such amount to Tenant within thirty (30) days after such amount has been determined.

         5.4 Tenant Reports. On or before the fifteenth (15th) day following the end of each month during the Lease Term, Tenant agrees to submit to Landlord a written statement signed by Tenant and certified by Tenant to be true and correct, showing the amount of Gross Sales during the preceding month ("MONTHLY STATEMENT"). On or before the sixtieth (60th) day following the end of each Lease Year, Tenant agrees to submit to Landlord a written statement signed by Tenant and certified by Tenant to be true and correct, showing the amount of Gross Sales during the preceding Lease Year.

 5.5 Tenant Records. Tenant agrees to keep full, complete and proper books, records and accounts of the daily Gross Sales from the Premises and any concession operated at any time in the Premises; of inventories, purchases and receipts of merchandise; of sales tax; and of all other transactions and matters, including sales slips, cash register tape readings, sales books, bank books, deposit slips and sales tax reports, normally examined and required to be kept by an independent accountant and/or any Regulatory Authority (as hereinafter defined) pursuant to accepted auditing standards in performing an audit of Gross Sales. All such books, records and accounts shall be kept for a period of at least one (1) year following the end of each Lease Year. Within one
(1) year after the end of the Lease Year, Landlord, its agents and employees, upon at least seven (7) days prior written notice, may examine and inspect all of the books and records relating to the business conducted upon the Premises for the purpose of investigating and verifying the accuracy of any statement of Gross Sales and Net Profit during the prior Lease Year. Tenant agrees to require any subtenants, concessionaires, and licensees to also maintain records meeting the requirements of this SECTION 5.5.

         5.6 Audit. At any time within one (1) year after the end of the Lease Year, Landlord may cause an audit of Tenant's business to be made for the purpose of verifying the accuracy of any statement of Gross Sales and Net Profit during the prior Lease Year. The audit shall be performed by a representative selected by Landlord, and Tenant agrees to make all records available for the audit at the Premises or at Tenant's corporate offices, as Tenant may elect. If the results of the audit show that Tenant's statement of Gross Sales for any period has been understated by four percent (4%) or more, then Tenant shall immediately pay Landlord the cost of the audit in addition to any deficiency payment required, plus an amount equal to twelve percent (12%) of the amount of the understatement. If understatements are shown for more than five (5) monthly periods or three (3) annual periods during the Lease Term, such understatements shall be an incurable event of default under this Lease unless such understatements are the result of wrongful acts of Tenant's employees outside the scope of employment (i.e., embezzlement by an employee); provided that if any understatement is based on a single error that results in a consistent under reporting of Gross Sales, such error shall constitute a single understatement for purpose of this Section unless Tenant fails to correct such error on subsequent statements prepared after the error is discovered. Any information obtained by Landlord as a result of receiving statements of Gross Sales or auditing the same or otherwise pursuant to this Lease shall be held in strict confidence by Landlord except (i) in any proceeding or action to collect the cost of the audit or deficiency, and then only to the extent relevant thereto,
(ii) to the extent required to be disclosed by law or by regulatory authorities, or (iii) with respect to a prospective sale, mortgage, lease or leaseback of the Project or a portion thereof including the Premises, and then only to prospective lenders, purchasers, lessees under a ground lease or sale leaseback or their consultants.

                                   ARTICLE 6

                                 ADDITIONAL RENT

      6.1 Additional Rent. In addition to Minimum Rent and Percentage Rent, all other payments to be made by Tenant under this Lease, including, but not limited to the Service Charge payable under Article 10, shall be deemed Additional Rent and shall be due and payable within five (5) days of written demand if no other time for payment is specified.

      6.2 Payments by Landlord. Upon ten (10) days prior written notice to Tenant or such shorter period as may be necessary for Landlord to avoid a delinquency and/or late charge, Landlord may pay any sum or do any act which Tenant has failed to do, and Tenant agrees to pay Landlord, upon demand, all sums so expended by Landlord, together with interest from the date of expenditure until paid at a rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. Such sum and interest shall also be deemed Additional Rent.

                                    ARTICLE 7

                                USE AND OPERATION

       7.1 Designated Use. Tenant agrees to use the Premises solely for the purpose set forth in the FUNDAMENTAL LEASE PROVISIONS. Tenant shall not use or permit the Premises to be used for any other purpose whatsoever without Landlord's prior written consent. Landlord hereby covenants and agrees that, so long as Tenant is not in default hereunder, Tenant shall have the exclusive right to operate a Mexican and Latin American style restaurant within the Project. Notwithstanding anything to the contrary in this Section or elsewhere in this Lease, Tenant acknowledges and agrees that such exclusive right shall not limit or restrict the following: (i) Mexican and/or Latin American items available for catered functions or through room service, (ii) selected items of Mexican and/or Latin cuisine offered in other restaurants so long as not more than twenty-five percent (25%) of the items offered in such other restaurants are characterized as Mexican and/or Latin cuisine, or (iii) coffee shops and buffets or similar food service operations in the Project. On or before the Commencement Date, Tenant shall submit its menu to Landlord if it is different from the Sample Menu attached as EXHIBIT D. Tenant may change selected menu items, but shall not substantially change the overall character of items being offered for sale without Landlord's prior written consent, which consent will not be unreasonably withheld. Without limiting the foregoing, Tenant shall not sell or offer for sale the types of cuisine listed on Exhibit D-1 in excess of the percentages listed thereon.

       7.2 Insurance Requirements: Governmental Regulations. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything on the Premises, which will in any way increase the rate of fire insurance on the Project over and above the customary rates for fire insurance for projects including fine-dining restaurant(s) similar to the Premises. At

Tenant's expense, Tenant agrees to comply, in all material respects, with all fire and public liability insurance requirements relating to the Premises. Tenant agrees to comply promptly, in all material respects, with all governmental laws, ordinances, orders, rules and regulations affecting the Premises, including, without limitation, any applicable environmental law, regulation, ordinance or order of any governmental entity, or any other federal, state or local laws relating to the contamination of or adverse effects on the environment. Tenant hereby agrees to indemnify and hold Landlord harmless for, from and against any losses, liabilities, damages, costs, expenses, and claims of any kind whatsoever, including reasonable attorneys' fees, incurred by Landlord and arising from or relating to the violation by Tenant of any agreement of Tenant made in the immediately foregoing sentence. This indemnity shall survive the expiration or earlier termination of the Lease Term.

      7.3 Restrictions on Use. Without limiting the provisions of this Article 7, no auction, fire or bankruptcy sales may be conducted in the Premises without Landlord's prior written consent. Tenant shall not, without Landlord's prior written approval, operate or permit to be operated on the Premises any coin or token operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including, without limitation, pay telephones, pay lockers, pay toilets, scales and amusement devices. Tenant shall not use or permit the use of any portion of the Premises for sleeping apartments, lodging rooms or gaming activities. Tenant shall not perform any acts or carry on any practices which may injure the Premises or other parts of the Project or be a nuisance or menace to other tenants in the Project, Landlord or the patrons and customers of either of them. Tenant agrees to keep the Premises, the walkways adjacent to the Premises, and any loading platform and service areas allocated or approved by Landlord for the use by Tenant (whether or not such use is exclusive), clean and free from Tenant's rubbish and dirt at all times. Tenant agrees to store all trash and garbage within the Premises or in other area designated by Landlord and to arrange for removal of such trash and garbage at Tenant's expense. Tenant shall not make any use of the Premises which is not in compliance with the terms of this Lease or with the Rules and Regulations.

      7.4 Business Operations. Commencing on the Rent Commencement Date and throughout the remainder of the Lease Term (except (i) during Permitted Closure Periods, (ii) on Christmas and (iii) during a Tenant Remodel Period (defined below)), Tenant agrees to continuously occupy and use the entire Premises for the purpose or purposes specified above, during those days, nights and hours as shall be determined by Tenant with Landlord's approval, which shall not be less than nine (9) hours per day, seven days a week. In the event Tenant needs to close the Premises during the Lease Term during any period other than a Permitted Closure Period, Christmas or Tenant Remodel Period, Tenant shall obtain Landlord's prior written consent, which consent may be given or withheld in Landlord's sole discretion, and if Landlord gives such consent such closure shall not constitute a breach of this SECTION 7.4. Tenant shall have the right to close its business to the public for not more than three (3) days every third Lease Year for remodeling (a "Tenant Remodel Period") provided that (i) Tenant notifies Landlord in writing at least thirty (30) days prior to any such planned closing, (ii) all such closings occur on days other than Fridays, Saturdays and Sundays, and (iii) all such closings are scheduled so that they do not conflict with any major activities in the Project or otherwise unreasonably disrupt Project operations. In the event of a breach by Tenant of any of the conditions of this SECTION 7.4 which is due to the actions or inaction of Tenant, Landlord shall have, in addition to any and all remedies herein provided, the right, at its option, to collect not only the Minimum Rent herein provided, but additional rent at the rate of one-twentieth (1/20) of the Minimum Rent herein provided for each and every day that Tenant is not open for business as herein provided. Tenant shall carry at all times in the Premises sufficient quantities and qualities of products as shall be reasonably designed to service its customers and meet anticipated customer demand, and shall staff the Premises at all times with sufficient personnel to serve its customers. Tenant's method of conducting its business in the Premises shall at all times be in keeping with and not inconsistent with or detrimental to the operation by Landlord of the Project as an exclusive, first-class resort casino facility. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof for office, clerical or other non-selling purposes, except space in the Premises may be used for such purposes to such extent as is reasonably required for the conduct of Tenant's business thereon. Tenant shall not use the Premises for storage or warehouse purposes beyond such use as is reasonably required to keep Tenant's restaurant adequately stocked for sales of product and merchandise in, at or from the Premises.

       7.5 Tradename. Subject to the provisions of this SECTION 7.7, Tenant shall conduct business under the tradename set forth in the FUNDAMENTAL LEASE PROVISIONS and no other without prior written consent of Landlord. The rights to use the name "Border Grill" or any other tradename under which Tenant is permitted to operate pursuant to this Lease shall be owned by or licensed to Tenant for the entire Term of this Lease including all extensions thereof. Tenant represents that the licensor has filed an application to federally register Border Grill. If a third party claim is threatened or asserted with respect to Tenant's use of the tradename and Tenant determines, in its reasonable judgment, to cease using such tradename as a result of such claim Tenant may change its tradename, provided that Landlord consents to the new tradename, which consent shall not be unreasonably withheld or delayed. Tenant also shall have the right to change the tradename under which it is operating in the Premises in conjunction with any corporate-wide change of tradename or any permitted assignment or sublease hereunder. Landlord shall not acquire any property rights in or to the name "Border Grill" by virtue of this Lease. Tenant shall not conduct any business at any time either before or after the termination of this Lease, either in the Premises or elsewhere, under a name in which the words "Mandalay Bay" appears except in reference to the location of the Premises, without Landlord's prior written consent, and Tenant shall not acquire any property right in or to any name which contains said word combinations as a part thereof. Any permitted use by Tenant of the words "Mandalay Bay" during the term of this Lease shall not permit Tenant to use, and Tenant shall not use, such words either after the termination of this Lease or at any other location.

       7.6 Employees.

              (a) Tenant shall control the conduct, demeanor and appearance of its officers, agents and employees so as to run a first class business in strict conformity with any standards reasonably adopted by Landlord, provided such standards do not unreasonably interfere with Tenant's operation of the Premises. Tenant will ensure that its personnel act so as not to annoy, disturb or be offensive to customers, patrons or others in the Project, and if any of Tenant's personnel act in a manner objectionable to Landlord, Landlord will bring such objection to the attention of Tenant's manager, who will immediately take all necessary steps to correct the cause of such objection. Tenant warrants that its employees, while working in connection with this Agreement, will comply with any and all applicable federal, state or local laws, rules and regulations and ordinances.

              (b) Tenant shall be responsible for all salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for workers' compensation coverage with respect to its employees pursuant to applicable law. Tenant's employees shall not be entitled to participate in, or to receive, any of Landlord's employee benefit or welfare plans, and they shall not be deemed agents or employees of Landlord for purposes of this Lease or any other purpose. Tenant will comply with any applicable federal, state or local law, ordinance, rule or regulation, regarding its employees, including federal or state laws or regulations regarding minimum compensation, overtime and equal opportunities for employment.

              (c) Tenant shall not cause or permit its employees to enter upon those areas of the Project which are designated "EMPLOYEES ONLY," as the parties acknowledge that for such purposes, "EMPLOYEES" refers to the employees of Landlord and not to the employees of Tenant.

              (d) Landlord requires, and Tenant will therefore develop and implement, a drug testing program for Tenant's employees employed at the Premises. Except for the initial salaried, full time management/supervisory staff (who must be tested prior to opening of the Premises) Tenant's employees employed at the Premises shall be tested no later than when the individual employee completes at least 520 hours of service for Tenant at the Premises.

              (e) Tenant shall require standard uniforms to be worn by all of its employees at all times while on duty in the Premises so that all employees present a clean and well groomed appearance. Landlord may, at any time, direct Tenant to require any of its employees not so attired while on duty to immediately conform to the requirements of this subparagraph (e) or leave the Premises.

      7.7 Security. Tenant acknowledges that Landlord's security department and security officers are not responsible for providing security services for the Premises (including the portion of the adjoining patio included in the Premises, but excluding any other portion of the Patio), and that responsibility to provide security services for the Premises if Tenant so elects is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department's failure to respond to a request for aid or assistance by Tenant.

      7.8 Regulatory Authorities. If Tenant is required to apply to either the Nevada Gaming Commission or any other agency regulating Landlord's activities (collectively herein, the "REGULATORY AUTHORITIES") for a finding of suitability or other approval, Tenant shall promptly do so. If after application and applicable hearings, Tenant is found unsuitable by any Regulatory Authority, then Tenant shall immediately undertake corrective action to comply with any requirement of the Regulatory Authority to be found suitable, including, without limitation, terminating any objectionable or unsuitable employee, provided, however, that in the event that the corrective action taken is not satisfactory to such Regulatory Authority, then this Lease shall thereupon immediately cease and terminate and be of no further force or effect. Unless otherwise directed by the Regulatory Authorities and provided that Tenant is not in default under this Lease at the time of such termination, Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant. In addition, Tenant acknowledges that Landlord will hold gaming and liquor licenses in connection with its operations at the Project. If the employment or continued employment of any person by Tenant or continued association with Tenant could have a material adverse effect on any gaming or liquor license, permit or approval held or sought by Landlord or any Affiliate of Landlord (as determined by Landlord in good faith), Landlord shall so notify Tenant and Tenant shall take all necessary action to immediately eliminate such adverse effect. If such material adverse effect is not eliminated within twenty (20) days after notice from Landlord, Landlord may terminate this Lease upon ten (10) days written notice to Tenant. Unless otherwise directed by the Regulatory Authorities and provided that Tenant is not in default under this Lease at the time of such termination, Landlord shall reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant.

      7.9 Restrictive Covenant. During the first seven (7) years of the Lease Term, Tenant shall not, directly or indirectly, alone or as a partner, joint venturer member, consultant, franchisor, franchisee, agent or independent contractor, own or operate any Border Grill or any other Mexican restaurant with a substantially similar name and/or a deceptively similar concept in the Restricted Area described on EXHIBIT G (excluding, however, any restaurant in or for any project owned or controlled by Landlord or any of its Affiliates within such radius). In addition, if this Lease is terminated prior to the expiration of the Lease Term for any reason other than a breach of the Lease by Landlord or pursuant to SECTION 2.3. SECTION 2.4, SECTION 3.3, ARTICLE 17 or ARTICLE 18 below, Tenant shall not, directly or indirectly, alone or as a partner, joint venturer, member, consultant, franchisor, franchisee, agent or independent contractor, own or operate any Border Grill restaurant that is not open for business at the time of such termination in the Restricted Area for a period of one (1) year. Tenant acknowledges that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Landlord. If any provision of this Section, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Lease. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Landlord and upon breach of any provision of this Section, Landlord shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit any other remedies which Landlord may have at law or in equity.

      7.10 Landlord Comps. Tenant agrees that Landlord may "comp" its guests, officers, directors or employees or those of its Affiliates at Tenant's restaurant. Landlord shall be entitled to the following:

            (a) $50,000 of complimentary item free of charge during each Lease Year (the "COMP THRESHOLD"); provided, however, that no more than $4,175 of the total Comp Threshold (the "MONTHLY COMP LIMIT") shall be used by Landlord during any month. Notwithstanding the preceding sentence, if Landlord exceeds the Monthly Comp Limit any month during a Lease Year, and at the end of such Lease Year the Comp Threshold has not been reached ("UNUSED COMP THRESHOLD"), Tenant shall pay to Landlord with the annual adjustment to Percentage Rent, an amount equal to ninety percent (90%) of the Unused Comp Threshold but not exceeding the aggregate amount that Landlord paid Tenant for comps under this SECTION 7.10(a) in all months when the Monthly Comp Limit was exceeded during such Lease Year. The Comp Threshold shall be reduced prorata for any Permitted Closure Period.

            (b) After the Comp Threshold has been reached in a given LEASE YEAR or during any month in which the Monthly Comp Limit has been reached, Tenant shall bill Landlord for food and beverage items provided on a complimentary basis at an amount equal to ninety percent (90%) of the retail price charged by Tenant for such food and/or beverage items. Payment for food and beverages provided under this SECTION 7.10(b) shall be made in accordance with EXHIBIT F.

      Gratuities on all complimentary items shall be paid directly by the guest, and shall not be charged to Landlord, except, however, pursuant to SECTION 7.11 if such gratuities are room charges. Landlord shall pay the applicable taxes on all complimentary items provided under this SECTION 7.10. Taxes and gratuities shall not be applied toward the Comp Threshold or subject to the ten percent (10%) discount. Any charges to Landlord for complimentary items under this
SECTION 7.10 shall be billed by Tenant and paid by Landlord in the manner described in EXHIBIT F.

      Landlord shall designate patrons who are to receive complimentary food and/or beverages either by (i) giving Tenant reasonable advance notice of the patron's visit to the Restaurant (which notice shall be given by employees authorized to do so in writing by Landlord and shall set forth any limitations on any complimentary food and beverage) or (ii) written notice after the patron's visit, in which event Landlord and Tenant shall make the appropriate adjustment to any room charge made by such patron or other adjusting payments.

      7.11 Room Charges. Guests of the Project and Landlord's Affiliates shall be entitled to bill charges for services and food and beverage service and gratuities at Tenant's restaurant to their rooms only if Tenant's point of sale system is compatible with and capable of interfacing with Landlord's point of sale system for the Project, in Landlord's sole judgment. Any connection to Landlord's point of sale system shall be at Tenant's expense and subject to any restrictions and procedures established by Landlord. Any room charges shall be paid by Landlord to Tenant in accordance with accounting procedures reasonably established by Landlord. Information obtained by Landlord as a result of any room charges shall be held in strict confidence as provided in SECTION 5.6 above.

      7.12 Beverage Providers. Tenant acknowledges that from time to time Landlord may agree to utilize certain designated brands of the beverage items listed on EXHIBIT H on a company-wide basis (e.g., Landlord may contract with a selected manufacturer of carbonated beverages to utilize such manufacturer's brands). Upon receipt of a notice specifying any such beverage brand choice, Tenant agrees to honor such brand choice and use only the selected product, provided that Tenant shall be permitted to serve its own specialty beverages including its own make of any mix.

      7.13 Complimentary Rooms. During the Lease Term, Landlord shall provide to members, managers and employees of Tenant and/or its designated Affiliate who travel to Las Vegas, Nevada for business related to the Premises, complimentary rooms in, at Landlord's discretion, the Project or one of the other hotels owned by Landlord or its Affiliates, provided that there is space available in such hotels on the night of the visit, and provided further that following the Rent Commencement Date the number of complimentary room nights provided to Tenant in each Lease Year (prorated for any partial Lease Year) shall not exceed one hundred eighty (180). Tenant shall be liable for all taxes on any complimentary rooms provided pursuant to this SECTION 7.13 and all incidental charges, which amounts shall be paid within ten (10) days after receipt of an invoice therefor.

                                    ARTICLE 8

                                    INSURANCE

      8.1 Tenant's Insurance. Tenant agrees, at Tenant's expense, to maintain the following insurance policies during the entire Lease Term:

            (a) A policy of comprehensive public liability and property damage insurance providing coverage against liability for injury or death to persons and for property damage occurring in or about the Premises. Such liability insurance shall be a broad form comprehensive, general liability policy, including but not limited to contractual liability, in an amount of not less than Ten Million Dollars ($10,000,000.00). Landlord agrees that Tenant may satisfy insurance coverage limits over $1,000,000.00 by means of an excess liability policy;

            (b) A policy of plate glass insurance covering all plate and other glass in the Premises;

            (c) A policy providing fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended coverage insurance in an amount adequate to cover the full cost of replacement of all personal property, inventory, decorations, trade fixtures, furnishings, equipment and other contents in the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured;

            (d) A policy of business interruption insurance; and

            (e) A policy of products liability insurance in form satisfactory to Landlord and in the amount of not less than One Million Dollars ($1,000,000.00).

All such insurance policies shall, to the extent applicable, name Landlord as an additional insured (as well as such other persons, firms or corporations as Landlord may designate) or an additional loss payee, and shall be written by one or more responsible insurance companies licensed to do business in Nevada with a rating of AVII or better as rated in the most recent edition of Best's Insurance Guide (or similar rating service if such guide is no longer published). Such policies shall also include an endorsement requiring the company writing such policy to give Landlord at least twenty (20) days writing in advance of any cancellation or lapse of such policy or the effective date of any reduction in the amount of coverage under such policy. All public liability, property damage, and other casualty insurance policies obtained by Tenant pursuant to this
SECTION 8.1 shall be written as primary insurance and not contributing with separate coverage which Landlord may carry. The insurance required by this
SECTION 8.1 may be covered by general policies covering all of Tenant's locations. Prior to the Commencement Date, Tenant shall furnish Landlord with certificates of insurance showing that insurance meeting the requirements of this Section has been obtained and fully paid for by Tenant. Similar certificates of insurance as to renewal policies shall be provided to Landlord at least fifteen (15) days prior to the expiration of any policy, if requested. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under
Article 16 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for Landlord's adequate protection.

      8.2 Landlord's Insurance. Landlord shall procure and maintain at its expense in full force and effect, public liability and property damage insurance in types of coverages and amounts as are customarily carried by operators of similar casino facilities on and about the Las Vegas strip.

      8.3 Waiver of Subrogation. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party, or its property or any property of others under its control to the extent that such loss or damage arises from any risk generally covered by fire and extended coverage insurance, whether or not such an insurance policy is maintained or there are insurance proceeds sufficient to cover the loss. Landlord and Tenant shall each, upon obtaining the respective policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain from the respective carriers an endorsement waiving any right of subrogation in favor of the insurer.

                                    ARTICLE 9

                                      TAXES

      9.1 Additional Taxes. In addition to all other amounts which Tenant is required to pay under this Lease, Tenant shall pay before delinquency:

            (a) All taxes and assessments levied against fixtures, equipment and personal property of Tenant installed or located in the Premises; and

            (b) Any and all taxes, assessments or other charges of any kind imposed by any federal, state, county, municipal or other governmental body or agency and payable by Landlord or Tenant (excluding income, franchise, inheritance or estate taxes), whether or not customary or within the contemplation of the parties, with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises.

            Tenant, at its expense, shall have the right, in Landlord's name if appropriate, to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct at its own expense, and free of any expense imposed on Landlord) any tax, assessment or other governmental imposition or charge described in this SECTION 9.1. Tenant may defer payment of a contested item, unless such deferment would result in the enforcement of a lien on the Premises or the Project or the imposition of a criminal penalty on Landlord, in which event, Tenant shall promptly pay such contested item or items or cause them to be paid under protest if at any time the Premises or Project or any part thereof shall be in danger of being forfeited or otherwise lost, or if Landlord shall be subjected to criminal liability for such non-payment. The legal proceedings herein referred to shall include appropriate proceedings to review tax assessments and appeals from orders therein and appeals from any judgments, decrees, or orders. If there shall be any refund with respect to any contested item based on a payment by Tenant, Tenant shall be entitled to the entire amount thereof. Landlord shall promptly cooperate with Tenant, execute such documents and take such actions as may be reasonably necessary, (but without the imposition of cost or expense on Landlord) to enable Tenant to properly contest any matter contemplated in this
Section 9.1.

      9.2 Sales Tax. Tenant agrees to pay to Landlord a sum equal to the amount which Landlord is required to pay or collect by reason of any privilege tax, sales tax, gross proceeds tax, rent tax, or like tax levied, assessed or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon any rent or other charges required to be paid under this Lease. Such sum shall be paid simultaneously with the rental payment or other charge upon which such sum is based.

      9.3 CET. Tenant agrees that it will collect any applicable CET associated with the sale of food, beverage or merchandise from the Premises and will pay the same to the taxing authority on a timely basis, or if Tenant is not permitted to pay the same directly, shall remit the CET due to Landlord no later than the 10th day of the month following the month in which the taxable sales occurred. Tenant shall make all documents containing information relative to the computation of the CET available for inspection upon prior written notice by representatives of Landlord and the Nevada Tax Commission or Nevada Gaming Commission. This obligation shall continue beyond the Lease Term as to CET assessed during the time Tenant operated the Premises. Tenant shall be liable for any and all CET, interest and penalties found to be payable in connection with the sale of food, beverage or merchandise from the Premises as a result of understated taxable revenues, insufficiency of records or untimely payments unless Tenant is not permitted to pay the CET directly to the taxing authority, then if Tenant has timely remitted the payment to Landlord as required in this Section, Tenant shall not be liable for the untimely payment of the CET to the taxing authority.

                                   ARTICLE 10

                                    SERVICES

      10.1 Services Provided. Provided Tenant is not in default under this Lease, Landlord shall provide Tenant with the following services (collectively, the "SERVICES") from the date on which Tenant opens for business and during the Lease Term:

            (a) Heating and air conditioning during the customary periods of the year therefor during the hours of operation required hereunder when and to the same extent as furnished to other comparable portions of the Project. Tenant acknowledges that Tenant shall have access to the controls for heating and air conditioning located within the Premises, but might not have access to the controls for heating or air conditioning located outside the Premises and shall not attempt to make any changes to such controls located outside the Premises;

            (b) Customary gas, water and sewer service;

            (c) Electricity in sufficient amounts to provide ordinary lighting and to operate the restaurant equipment to be installed in the Premises and approved by Landlord;

            (d) One (1) telephone and local telephone service. Long distance telephone charges shall be Tenant's responsibility;

            (e) Garbage service at the receptacles designated by Landlord; and

            (f) Pay telephone within the Premises (the revenue from which shall belong to Landlord).

Landlord's obligation to furnish Services shall be conditioned upon the availability of adequate energy sources. Landlord shall confer with Tenant and have the right to reduce such Services as required by any mandatory or voluntary fuel or energy conservation program. Landlord may, from time to time, prescribe reasonable rules and regulations for implementation of this Section.

      10.2 Service Charges. As compensation for the Services, Tenant agrees to pay Landlord an amount equal to one percent (1%) of annual Gross Sales for each Lease Year (the "SERVICE CHARGE") payable on a monthly basis together with Minimum Rent, prorated for any partial Lease Year. The Service Charge shall be paid regardless of the actual cost of providing such Services.

      10.3 Service Interruption. Landlord shall not be liable in damages for any failure or interruption of any utility service to the Premises, except to the extent that any failure or interruption arises from the gross negligence or willful misconduct of Landlord. No failure or interruption of utility service for any reason other than as set forth in SECTION 10.1 shall entitle Tenant to terminate this Lease. Landlord shall not be obligated to provide any service or maintenance or to make any repairs pursuant to this Lease when such service, maintenance or repair is made necessary because of any wrongful act or misuse of any utility service by Tenant, Tenant's agents, employees, servants, contractors, subtenants or licensees. Landlord reserves the right to stop any Service when Landlord deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise, provided, that any such period of stoppage shall be only so long as is reasonably required to effect any necessary repairs or maintenance. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing or, in an emergency, verbally, followed by a written confirmation, by Tenant. Upon receipt of any such notice, Landlord shall commence any required repair work of an emergency nature as soon as possible and work as expeditiously as possible to complete such work. All other work of a non-emergency nature shall be performed as promptly as possible. If Landlord shall fail to commence repairs or maintenance to be performed by Landlord and not the service provider promptly after said notice, then Tenant shall be entitled to an equitable abatement of Minimum Rent for so long as such failure continues and the Lease Term shall be extended for a period equal to the period of rent abatement.

                                   ARTICLE 11

                             REPAIRS AND MAINTENANCE

      11.1 Repairs and Maintenance by Landlord. Landlord agrees, at its sole expense, to keep in good structural and cosmetic order, condition and repair all common areas surrounding the Premises and the exterior walls, floor (but not floor coverings) and roof of the Premises except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants or licensees. Landlord agrees to maintain the Project (other than those portions of the Premises for which Tenant is responsible and portions of the Project which are maintained by other tenants or third parties) as a first class hotel and casino and to keep the Project in compliance with all applicable building codes and regulations to the extent necessary to insure Tenant's safe and continued use of the Premises. Landlord shall make any of the foregoing repairs as expeditiously as possible after Landlord has received written notice from Tenant that such repairs need to be made and within thirty (30) days of receipt of such notice unless such repairs cannot, in the exercise of reasonable diligence, be completed in thirty
(30) days, in which event Landlord shall commence such repairs within thirty
(30) days and diligently pursue the same to completion. All other items of maintenance and repair for the Premises are the sole responsibility and expense of Tenant.

      11.2 Repairs and Maintenance by Tenant. Tenant agrees, at Tenant's expense, to keep the Premises and any special equipment, fixtures or facilities (including, but not limited to grease traps located outside the Premises) in a clean, safe and sanitary condition. Tenant agrees to immediately replace broken glass in exterior and interior windows and doors with glass of the same quality, and, on Landlord's request, to remove any encroachments maintained or authorized by Tenant on any public place without Landlord's prior written consent. Tenant shall not overload any floor or facility, throw any foreign substances in plumbing fixtures or use the plumbing fixtures for any purpose other than that for which constructed. Tenant also agrees to keep the Premises (including exterior entrances, store fronts and the interior of exterior walls), all partitions, doors, fixtures and equipment (including lighting, heating and plumbing fixtures and any separate air conditioning system) in good order, condition and repair and in compliance with all applicable laws, rules and regulations. The cost of maintenance and repair of that part of any wall shared with other tenants of the Project shall be borne equally by all tenants sharing such wall; provided, however, Tenant shall be solely responsible for repairs to such shared walls necessitated by the negligence or intentional acts or omissions of Tenant its agents, employees or licensees. If Tenant refuses or neglects to commence repairs within ten (10) days after receipt of written demand from Landlord, or adequately to complete such repairs within a reasonable time not to exceed thirty (30) days after such demand, Landlord, in addition to any other rights and remedies contained or available to Landlord at law or in equity, may enter the Premises and make the repairs, at Tenant's expense and without liability to Tenant for any loss or damages which may accrue to Tenant's stock or business by reason of such entry and repair work. Landlord, at its cost, may enter into repair or maintenance contracts covering the heating, air conditioning and ventilation systems located on the Premises and other parts of the Project.

                                   ARTICLE 12

                          ALTERATIONS AND IMPROVEMENTS

      12.1 Alterations and Improvements. Except for (i) non-structural alterations not altering the exterior appearance of the Premises and not exceeding $25,000 for any individual item and $100,000 in the aggregate during any Lease Year and (ii) additions to or renovations of kitchen equipment, Tenant may not make any alterations, improvements, renovations, additions, or utility installations ("IMPROVEMENTS") in, on or to the Premises, the exterior of the Premises, the exterior walls, the roof, the storefront, or any structural, mechanical or electrical component without Landlord's prior written consent. Any Improvements (other than removable trade fixtures, equipment, furnishings, signs and graphic displays) approved by Landlord shall be at the sole cost and expense of Tenant, and shall be made promptly and in good and workmanlike manner and in compliance with all applicable insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant's use thereof. Any Improvements (other than removable trade fixtures, equipment, furnishings, signs and graphic displays) made by Tenant shall at Landlord's option become the property of Landlord upon the expiration or sooner termination of this Lease. However, as a condition to granting its consent to Tenant to make any Improvement, Landlord shall have the right to require Tenant to remove such Improvements, at Tenant's sole cost and expense, upon the termination of this Lease and to surrender the Premises in the same condition as it was prior to the making of any or all such Improvements (ordinary wear and tear excepted) if Landlord in the exercise of its reasonable judgment believes that such Improvements are specific to Tenant's use and/or would materially limit Landlord's use of reletting of the Premises.

      12.2 Trade Fixtures. Tenant may bring trade fixtures into the Premises and may remove any and all removable, trade fixtures, equipment, furnishings, signs and graphic displays (but not flooring) and other personal property of Tenant whether or not affixed to the Premises, at any time Tenant is not in default under this Lease, subject to any applicable grace or cure period. Tenant agrees to repair any damage to the Premises caused by such removal. All fixtures other than those described above which may be made or installed by either Landlord or Tenant shall remain upon the Premises and shall become the property of Landlord upon termination of this Lease for any reason, unless Landlord requests removal of a particular item by Tenant as provided in SECTION

12.1 above, in which case Tenant shall remove the item and restore the Premises to the condition they were in prior to installation of the particular item. Upon reasonable request of Tenant, Landlord agrees to execute and deliver any documents necessary or advisable, for inclusion in Tenant's records or otherwise, to evidence Landlord's consent to removal from the Premises of any personal property or fixtures leased to or be leased to Tenant by any third party.

      12.3 Liens. Tenant agrees to keep the Premises and the Property free from any liens arising out of any work performed on the Premises or materials furnished to the Premises and from any claim, liens, tax lien or levy, attachment, garnishment or encumbrance arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever. Tenant shall have twenty
(20) days after notice of the filing for record of any lien or tax lien, within which to obtain the release and discharge thereof or to bond over the lien at Tenant's sole cost and expense. Landlord may, at any time and in accordance with applicable law, post notices of non-responsibility on the Premises and Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the Premises.


                                   ARTICLE 13

                                   ADVERTISING

      13.1 Advertising.

      (a) Tenant may not install, change or modify its signs at any time without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant agrees to properly maintain all approved signs. Upon expiration of the Lease, Tenant agrees promptly to remove all signs and other advertising media placed in and around the Premises by Tenant. Tenant shall repair all damage caused to the Project or Premises by such removal, including proper "capping off" of electrical wiring. Tenant agrees not to use any advertising medium. such as flashing lights, searchlights, loudspeakers, phonographs, radios, or televisions, which can be heard or experienced outside the Premises. Tenant agrees not to display, paint or place any handbills, bumper stickers, or other advertising materials on any vehicle in the parking area of the Project, or to distribute any handbills or other advertising materials within or around the Project.

      (b) Landlord agrees that it will afford within the Project like advertising for the Premises as is afforded by Landlord to other similar restaurants (whether owned by Landlord or leased to tenants) within the Project. Landlord also agrees that it will promote the Premises to its guests in a like manner as it promotes other similar restaurants in the Project in promotional and check-in materials, room books and other internal marketing materials. For purposes of this SECTION 13.1(b), the House of Blues shall not be considered a similar restaurant.

                                   ARTICLE 14

                              RULES AND REGULATIONS

      14.1 Rules and Regulations. Landlord may promulgate such reasonable rules and regulations relating to the use of the Premises and the Project as Landlord may deem appropriate and for the best interests of the Project, provided such rules and regulations do not expressly conflict with Tenant's rights under this Lease. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. The rules and regulations may be amended by Landlord from time to time, subject to the standards set forth above, with advance notice, and all such amendments shall be effective upon delivery of a copy to Tenant.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTNG

      15.1 Assignment and Subletting. Tenant may assign its interest in this Lease or sublet all or any portion of the Premises (a "TRANSFER") only with the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, unless another standard is specifically provided for herein. Further, Tenant acknowledges that Landlord's decision to lease the Premises to Tenant is based, in part, on a review of the individuals and entities comprising Tenant (and the individuals comprising any entities having an ownership interest in Tenant), all of which are listed on EXHIBIT E. Therefore, except as provided in SECTION 15.2 below, if Tenant is a corporation which is not publicly traded or a partnership, limited liability company or other entity, the issuance of any additional stock and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, partnership, limited liability company or other entity, directly or indirectly, to any individual or entity other than those listed on EXHIBIT E, shall be deemed a Transfer within the meaning of this ARTICLE 15; provided, however, that in the event any of the foregoing events is proposed with respect to any Person that is a passive investor member of Tenant or any Person owning a direct or indirect controlling interest in such passive investor member, then Landlord agrees that it shall not unreasonably delay or withhold its consent to any such Transfer. Any attempted Transfer without Landlord's prior written consent in accordance with the applicable standard set forth herein shall be void, shall confer no rights upon any third person and at Landlord's option shall constitute a material, incurable event of default under this Lease. Tenant shall provide Landlord with any and all information requested by Landlord in connection with a proposed Transfer. Each Transfer to which Landlord has consented shall be evidenced by an instrument in writing in form reasonably satisfactory to Landlord and shall be executed by the assignor or sublessor and by the assignee or subtenant (each, a "TRANSFEREE"). Each Transferee that is an assignee or sublessee of Tenant's interest as lessee under the Lease shall also agree in writing to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept, and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. No such Transfer shall release Tenant from Tenant's obligations to Landlord under this Lease. Landlord's consent to a Transfer on one occasion shall not be deemed a consent to any subsequent Transfer.

      15.2 Certain Excluded Transactions. Notwithstanding the definition of Transfer or any prohibitions or limitations on assignments or transfers set forth in this Lease, the following shall not be deemed to be an assignment or transfer:

            (a) any transfer of Tenant's stock or ownership interest by Vantage Bay Group, Inc., provided that the assignee does not own or operate any project (or own any interest, directly or indirectly, in any entity which owns a project) that competes with the Project; or

            (b) any transfer of Tenant's stock or ownership interests between Susan Feniger ("FENIGER") Mary Sue Milliken ("MILLIKEN") and Kevin Finch ("FINCH") or their spouses, domestic partners, affiliated entities, heirs, or beneficiaries of trusts controlled by Feniger and/or Milliken and/or Finch, provided that together Feniger and Milliken, and their spouses, domestic partners, affiliated entities, heirs and/or beneficiaries of trusts controlled by Feniger and/or Milliken (but not Finch) own, directly or indirectly, and control at least a fifty-one percent (51%) interest in Tenant, and, provided further that Feniger and/or Milliken remain active in the management and operation of Tenant.

      15.3 Transfers Not Requiring the Consent of Lessor. Tenant shall have the right, upon prior notice to Landlord, but without Landlord's prior written consent to assign this Lease or sublet the Premises to any direct or indirect wholly-owned subsidiary, company or entity of Tenant or an affiliate controlled by Tenant and/or Feniger and/or Milliken, subject, however to the following express conditions:

            (a) No such assignment shall be deemed to release Tenant from continuing liability hereunder unless at the time of such assignment Landlord shall agree in writing to release Tenant, which agreement may be given or withheld in Landlord's sole and absolute discretion;

            (b) Any assignee must assume in writing for the benefit of Landlord all of the obligations of Tenant under this Lease; and

            (c) The operation of the Premises by any such assignee shall be the same type of restaurant as may then be operated by Tenant.

      15.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this ARTICLE 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request for approval of a Transfer in which the Transferee is an assignee or sublessee of Tenant's interest as lessee under the Lease (other than a Transfer permitted by SECTION 15.3), to (i) recapture the subject space, or (ii) take an assignment or sublease of the subject space from Tenant. Such recapture, or sublease or assignment shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the subject space as of the effective date of the proposed Transfer until the last day of the term of the proposed Transfer, and Tenant shall be relieved of all liability under this Lease arising thereafter for the subject space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

      15.5 Concessionaires. Tenant agrees not to permit any business to be operated in or from the Premises by any unaffiliated licensee or other unaffiliated concessionaire without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

      15.6 Assignment in Bankruptcy. In the event that in any bankruptcy proceeding, whether voluntary or involuntary, Tenant, as debtor in possession, or a trustee for Tenant desires to assign this Lease or any interest of Tenant herein, then such assignment shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 16

                                    INDEMNITY

      16.1 Indemnification. Landlord and its agents, employees, officers, and directors shall not be responsible or liable for, and Tenant agrees to indemnify, defend and hold harmless Landlord and its agents, employees, officers, and directors for, from and against, all claims, damages, expenses (including reasonable attorneys' fees), liabilities and judgments arising from
(i) any injury to persons, loss of life or damage to property occurring within, on or about the Premises, (ii) the use, non-use, condition or occupation of the Premises by Tenant or its employees, agents or invitees or (iii) the negligence or willful misconduct of Tenant or its employees, agents or invitees; provided, however, that with respect to the foregoing clauses (i) and (ii) Tenant shall not be obligated to indemnify, defend or hold harmless Landlord to the extent that any claim, damage, expense, liability or judgment arises from the gross negligence or willful misconduct of Landlord or any employee or agent of Landlord, or Landlord's breach of this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                                   ARTICLE 17

                                 EMINENT DOMAIN

      17.1 Entire or Substantial Taking. If title to all or a substantial portion of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu of condemnation, so that a reasonable amount of reconstruction of the Premises will not result in the Premises being reasonably suited for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, this Lease shall terminate as of the date that possession of said Premises, or part thereof, is taken.

      17.2 Partial Taking. Except as provided in SECTION 17.3, if any part of the Premises are taken and the remaining part (after reconstruction of the then existing Project) is suitable, as determined by Tenant in its reasonable discretion, for Tenant's continued occupancy for the purposes and uses for which the Premises are leased, this Lease shall terminate as to the part so taken as of the date that possession of such part of the Premises is taken, and the Minimum Rent shall be equitably reduced. Landlord shall make such repairs and alterations to the Premises as may be reasonably necessary to restore the part not taken to useful condition. A just and proportionate part of the Minimum Rent shall be abated during such restoration if there is a material interference with Tenant's business.

      17.3 Election to Terminate. If more than thirty-three percent (33%) of the Floor Area of either the Project or the Premises is taken, either Landlord, or in the case of the Premises only Tenant, may terminate this Lease upon sixty
(60) days' notice to the other party without regard to the provisions of SECTION 17.2.

      17.4 Disposition of Proceeds. All compensation awarded or paid upon a total or partial taking of the fee of the Premises shall belong to Landlord, whether such compensation is awarded or paid as compensation for diminution in value of the leasehold or the fee. Landlord shall not be entitled to any separate award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures so long as such award does not diminish the compensation paid to Landlord.

                                   ARTICLE 18
                              DAMAGE OR DESTRUCTION

         18.1 Damage or Destruction: Landlord to Rebuild. If the Premises are partially or totally destroyed by fire or other casualty insurable under Landlord's fire and extended coverage insurance so as to become partially or totally untenantable, Landlord agrees to rebuild and repair the Premises as provided in SECTION 18.3, unless Landlord elects not to rebuild as provided in
SECTION 18.2.

         18.2 Option to Terminate. If it so happens that:

                  (a) Thirty-three percent (33%) or more of either the Premises or the Project is destroyed or damaged by fire or other casualty insurable under Landlord's fire and extended coverage;

                  (b) Either the Premises or the Project is destroyed to the extent of at least thirty-three percent (33%) of the replacement cost thereof;

                  (c) Either the Premises or the Project is partially or totally destroyed by a cause or casualty other than those covered by Landlord's fire and extended coverage insurance; or

                  (d) Either the Premises or the Project or any portion thereof is declared unsafe or unfit for occupancy by any governmental authority and repairs are thereby required;

then, in any such event, Landlord may, if Landlord elects, rebuild or put the Premises in good condition and fit for occupancy within a reasonable time after such destruction or damage, or Landlord may give notice in writing to Tenant not later than thirty (30) days after any such damage or destruction terminating this Lease. If Landlord elects to rebuild or put the Premises in good condition and fit for occupancy, then Tenant shall be entitled to an equitable abatement of rent for the period of time that Tenant is unable to operate in the Premises as a result of such rebuilding, and the Lease Term shall be extended for an amount of time equal to such period of rebuilding.

         18.3 Portions to be Rebuilt by Landlord and Tenant. Landlord's obligation to rebuild (should Landlord elect or be obligated to repair or rebuild) shall be limited to the Premises, as originally provided to Tenant, and Tenant, at Tenant's expense, shall replace and fully repair all of Tenant's exterior signs, trade fixtures, equipment, display cases and other installations originally installed by Tenant. All insurance proceeds payable under Landlord's fire and extended coverage risk insurance shall be payable solely to Landlord, and Tenant shall have no interest in such proceeds.

         18.4 Non-Liability. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the Project, Tenant's personal property or any inconvenience or annoyance caused by such damage, repair, or reconstruction. Notwithstanding the destruction of or injury to the Premises or any part of the Premises, whether or not the same are rendered untenantable or unfit for occupancy, Tenant shall have no right to quit and surrender possession and shall have no right to any abatement of rent, except as specifically provided in SECTION 18.5.

         18.5 Operations During Reconstruction Period. During any period of repair and reconstruction, the Minimum Rent provided in SECTION 4.1 shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired, such abatement to commence with the date of damage or destruction and to continue throughout the period of repair. Tenant agrees to continue the operation of Tenant's business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. The obligation of Tenant to pay Percentage Rent and Additional Rent shall remain in full force and effect under all circumstances.

                                   ARTICLE 19

                                ENTRY BY LANDLORD

         19.1 Access to Premises. Landlord and Landlord's employees and agents may enter the Premises at all times during the period when Tenant is open for business and at all other times on 24 hour advance notice except in the event of an emergency without diminution or abatement of rent and without liability to Tenant (i) to inspect the Premises; (ii) during periods of time when Tenant is not open for business to the public (whenever possible) to make repairs, additions or alterations to the Premises, the Project, or any property owned or controlled by Landlord (and for such purposes Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby); (iii) to save or post any notice required or permitted under the provisions of this Lease or by law; (iv) to cure any default by Tenant or to exercise any remedy of Landlord for a default; and (v) for any other lawful purpose. For the purpose of providing access as required by this Section, Landlord shall have a key to unlock all doors on the Premises. If an excavation is made or is authorized to be made upon land adjacent to the Premises or the Project, Tenant agrees to permit all necessary persons to enter the premises for the Purpose of doing such work as Landlord deems necessary to preserve the walls of the Project from injury or damage. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

         19.2 Leasing Activities. Landlord, and/or its authorized agents and representatives, shall be entitled to enter the Premises at all times during the period when Tenant is open for business and at all other times on 24 hours advance notice for the purpose of exhibiting the same to prospective purchasers and, during the last six (6) months of the Term of this Lease, Landlord shall be entitled to exhibit the Premises for lease.

                                   ARTICLE 20

                                   ABANDONMENT

         20.1 Abandonment. Tenant shall not vacate or abandon the Premises at any time during the Lease Term. If Tenant violates this prohibition or is dispossessed of the Premises involuntarily, by operation of law or otherwise, in addition to all other remedies available to Landlord pursuant to this Lease or at law or in equity, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at Landlord's option, or Landlord may store such property in Tenant's name and at Tenant's expense, without notice to Tenant.

                                   ARTICLE 21

                           EVENTS OF DEFAULT BY TENANT

         21.1 Event of Default. The following shall constitute events of default by Tenant under this Lease:

                  (a) If Tenant fails to pay any rent (including Percentage Rent and Additional Rent) or any other sums payable pursuant to this Lease on the date due, whether or not the same shall have been demanded, and such failure continues for a period of five (5) days after Tenant has received written notice thereof; provided that if Tenant defaults in rent payment two (2) times in any calendar year and Landlord has given Tenant two (2) contemporaneous default notices with respect thereto, no five (5) day cure period shall apply to any subsequent rent payment default in that year.

                  (b) Any assignment of this Lease, sublease of all or any portion of the premises or transfer of any interest in Tenant other than as permitted under or in compliance with ARTICLE 15 of this Lease.

                  (c) if Tenant fails to observe or perform any of the other covenants or agreements contained in this Lease to be observed or performed by Tenant; except that if such failure is of a type that can be cured or corrected by Tenant, then such failure shall not be a default unless such failure continues for thirty (30) days after written notice of breach is given by Landlord to Tenant; and further except that if such failure is of such a character as to require more than thirty (30) days to correct, Tenant shall not be in default if Tenant commences action to correct such failure within the 30-day period and thereafter, using reasonable diligence, cures such failure;

                  (d) If Tenant or any guarantor of this Lease shall become bankrupt, go into receivership, or make an assignment for the benefit of creditors, or take or have taken against Tenant or any guarantor of this Lease any proceedings of any kind under any provision of any federal or state bankruptcy law provided, however, that in the case of any involuntary proceeding against Tenant, if the same is dismissed within sixty (60) days of filing then such involuntary proceeding shall not be an event of default; or

                  (e) If Tenant shall abandon the Premises, with Tenant's absence from the Premises for a period of ten (10) consecutive days (other than during a Permitted Closure Period) to be conclusive evidence that the Premises have been abandoned.

                                   ARTICLE 22

                              REMEDIES OF LANDLORD

         22.1 Remedies. On any event of default, Landlord, at Landlord's option, without notice or demand, may do any one or more of the following, in any order, successively or concurrently, except that in every case, Landlord, in good faith, shall take all reasonable efforts to mitigate damages:

                  (a) Landlord may take any action deemed necessary by Landlord, in Landlord's sole and absolute discretion, to cure the default. Tenant shall be liable to Landlord for all of Landlord's reasonable expenses so incurred, as Additional Rent, payable on demand by Landlord to Tenant.

                  (b) Landlord may terminate this Lease by written notice to Tenant of Landlord's election to do so. Upon Landlord's notice of termination, Landlord may recover from Tenant:

                           (i) The worth at the time of award of the unpaid
                  Minimum Rent, Percentage Rent, and Additional Rent which had been earned at the time of termination;

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
                           (ii) The worth at the time of award of the amount by
                  which the unpaid Minimum Rent, which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                           (iii) The worth at the time of award of the amount by
                  which the unpaid Minimum Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                           (iv) Any other amount reasonably necessary to
                  compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, the unamortized portion of any TI Costs paid by Landlord.

The "worth at the time of the award" of the amounts referred in SUBSECTIONS (i) and (ii) above shall be computed by allowing interest at the lesser of the rate of 12% per annum or the maximum rate of interest allowed by law. The "worth at the time of the award" of the amount referred to in SUBSECTION (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent.

                  (c) Landlord may without declaring the Lease Term ended, reenter the Premises and occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, applying any moneys received first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, reasonable attorneys' fees, and expenditures for placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Premises and then to the fulfillment of the covenants of Tenant. Any such reletting as provided for herein may be for the remainder of the Lease Term or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants or any licensees or concessionaires on the Premises. In any case, and whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the Lease Term in the absence of such default, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the average amount due as rent hereunder, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this subparagraph, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, reasonable expenses of employees, alteration costs (except costs limited in this Section), and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Lease Term for a final determination of Tenant's account; and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing subsequent actions for further accruals pursuant to the provisions of this Section.

                  (d) Landlord may pursue all rights and remedies of Landlord, which shall in any event be cumulative and not alternative, and shall be in addition to any and all rights provided at law or in equity.

For the purposes of determining the Percentage Rent which would be payable to Landlord by Tenant hereunder subsequent to Tenant's default, the Percentage Rent for each month of the unexpired term hereof shall be deemed to be an amount equal to the average of the Percentage Rent paid or payable by Tenant to Landlord hereunder annually during the three (3) years immediately preceding the date of default, or such lesser period of time as has occurred since the Commencement Date.

         22.2 Late Charge. If any installment of rent or any other sum payable by Tenant hereunder is not received by Landlord within five (5) days of the date when due, a late charge of five percent (5%) of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord, without the necessity of delivery of any notice; provided, however, that Landlord shall give Tenant notice of non-payment and five (5) days from receipt of such notice to cure such non-payment twice in any twelve (12) month period before assessing such late fee.

                                   ARTICLE 23

                     ESTOPPEL CERTIFICATES AND SUBORDINATION

         23.1 Estoppel Certificates. Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), stating the dates to which the Minimum Rent and other charges have been paid in advance, if any, add confirming Tenant's acceptance of the Premises, the commencement of the Lease Term, the rent provided under the Lease, and such other matters as Landlord may request, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, beneficiary under a deed of trust, or assignee of any mortgagee of the Premises or the Project. Landlord shall not request Tenant provide more than two (2) estoppel certificates in any Lease Year unless such additional estoppels are required in connection with any sale or financing of the Project.

         23.2 Subordination. Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, or any portion thereof, or any property of which the Premises is a part, provided, however, that any such subordination instrument shall contain reasonable non-disturbance and attornment provisions in favor of Tenant and binding on such lender, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination.

         23.3 Priority Option. In the event that the mortgagee or beneficiary of any such mortgage or deed of trust elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee's or beneficiary's giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage or deed of trust.

         23.4 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of the Premises or in the event of exercise of the power of sale under any deed of trust made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided, however, that such purchaser shall also agree to grant Tenant reasonable and customary non-disturbance and mutual attornment rights.

                                   ARTICLE 24

                                SALE OF PREMISES

         24.1 Sale of Premises by Landlord. Landlord may at any time assign or transfer its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell or transfer its interest in the fee to the Premises, or its interest in and to the whole or any portion of the Premises. In the event of any sale or exchange of the Premises by Landlord and the assignment by Landlord of this Lease and execution by the new owner of an acceptance and assumption agreement agreeing to accept the assignment and assume all of Landlord's obligations hereunder, Landlord shall be and is hereby entirely released of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such sale or exchange and assignment.

                                   ARTICLE 25

                                  HOLDING OVER

         25.1 Holding Over. If Tenant should remain in possession of the Premises after the expiration of the Lease Term with the consent of Landlord and without executing a new lease, then such holding over shall be construed as a tenancy from month-to-month, subject to all conditions, provisions and obligations of this Lease, insofar as the same are applicable to a month-to-month tenancy, except that Minimum Rent shall increase by fifty percent (50%). Tenant shall continue in possession until such tenancy is terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

                                   ARTICLE 26

                              SURRENDER OF PREMISES

         26.1 Surrender. On the last day or sooner termination of the Lease Term, Tenant agrees to quit and surrender the Premises, broom clean, in good condition and repair (reasonable wear and tear and damage by acts of God or other casualties excepted) together with all alterations, additions and improvements (unless notified otherwise by Landlord) which may have been made in, to or on the Premises, except trade fixtures installed at the expense of Tenant. Tenant, on or before the end of the Lease Term, shall remove all of Tenant's property from the Premises, and all property not removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claim made against Landlord by any succeeding tenant based on such delay.

         26.2 Merger Upon Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not automatically work a merger, and Landlord may either terminate all or any existing subtenancies or treat the surrender or cancellation as an assignment to Landlord of any or all such subtenancies.

                                   ARTICLE 27

                               GENERAL PROVISIONS

         27.1 Waivers. One or more waivers by Landlord of any covenant or condition contained in this Lease or of any breach or default by Tenant shall not be consumed as a waiver of a subsequent breach or default of the same or of any other covenant or condition, and the consent or approval by Landlord to or of any act of Tenant which requires Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any

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
subsequent or similar act by Tenant. The subsequent acceptance by Landlord of rent or of any other payment shall not constitute a waiver of any concurrent or preceding breach or default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental or payment so accepted, regardless of Landlord's knowledge of such preceding or concurrent breach or default at the time of acceptance of such rent or payment. No waiver shall be effective unless it is in writing and signed by Landlord.

         27.2 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent provided to be paid shall be deemed to be other than on account of the earliest rent due and payable under this Lease, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

         27.3 Notices. All notices, demands, and statements shall be in writing and shall be given by personal delivery, facsimile transmission, express delivery service or by deposit in the United States mail, certified, return receipt requested, postage prepaid, addressed to the parties at the addresses appearing in the FUNDAMENTAL LEASE PROVISIONS or at such other place as either party may designate in writing to the other party. The date notice is given shall be the date on which the notice is delivered, if notice is given by personal delivery, facsimile transmission if confirmation of transmission is made, or express delivery service, or the date of deposit in the mail, if the notice is sent through the United States mail. Notice is deemed to have been received on the date on which the notice is delivered, if notice is given by personal delivery, facsimile transmission or express delivery service, or three
(3) days after deposit in the mail, if the notice is sent through the United States mail.

         27.4 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, of partnership, of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         27.5 Attorneys' Fees. In the event of any action or proceeding brought by either party against the other under this Lease or any guarantee of this Lease, the prevailing party shall be entitled to recover attorneys' fees in such amount as the court or other fact finder may judge reasonable.

         27.6 Binding Effect. Subject to all limitations on assignment and subletting set forth in this Lease, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties to this Lease.

         27.7 Interest on Past Due Obligations. Any amount due to Landlord which is not paid when due shall bear interest from the due date until paid at the rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         27.8 Severability. If any one or more of the provisions of this Lease or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Lease and all other applications of such provisions shall not be affected by such determination.

         27.9 Entire Agreement: Amendment. This Lease, together with the attached Exhibits which are an integral part of this Lease, constitutes the entire agreement between the parties pertaining to the subject matter of this Lease. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded and merged in this Lease. No supplement, modification or amendment of this Lease shall be binding unless in writing and executed by both parties.

         27.10 Captions. The captions of the Sections and Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction. References in this Lease to "SECTIONS" and "ARTICLES" are to the various Sections and Articles of this Lease, unless otherwise noted.

         27.11 Construction. The laws of the State of Nevada shall govern the validity, performance, and enforcement of this Lease. This Lease shall not be construed either for or against Landlord or Tenant. This Lease shall be interpreted in an effort to reach an equitable result. Whenever the context may require, any pronouns used in this Lease shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. If there is more than one Tenant, the obligations under this Lease shall be considered the joint and several obligations of each. Whenever or wherever in this Lease, the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, unless otherwise specifically stated herein.

         27.12 Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

         27.13 Execution of Additional Documents. Landlord and Tenant each agree to execute such additional documents as may be necessary or appropriate to fully carry out the provisions of this Lease.

         927.14 Time Periods. If the time for the performance of any obligation or taking of action under this Lease expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         27.15 Recordation. Tenant shall not record, or cause to be recorded, this Lease or any memorandum of this Lease, without the prior written consent of Landlord.

         27.16 Brokers. The parties warrant that they have had no dealings with any broker or agent in connection with this Lease, and covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

         27.17 Quiet Enjoyment. Upon Tenant paying the Minimum Rent and Additional Rent, and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

         27.18 Force Majeure. The parties to this Agreement shall be excused from the performance of any obligation under this Agreement, excluding in the case of Tenant, the obligation to pay Rent or other sums payable hereunder, in the event such performance is prevented by reason of a strike, boycott, lockout or other labor trouble; any storm, fire, earthquake or Act of God; any riot, civil disturbance, or any act of war or of the public enemy; the shortage, unavailability or disruption in the supply of labor, materials, fuels or the disruption of electrical, or other required utility service; any present or future governmental law, ordinance, order, rule or regulation; or any other cause or contingency beyond the respective parties' control; but only during such time as such party is unable due to a specified reason herein to perform its obligations hereunder.

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
IN WITNESS WHEREOF, this Lease is executed as of the date first-above written.

                                       MANDALAY CORP., a Nevada corporation

                                       By: /s/ illegible
                                          ------------------------------------
                                       Its: President
                                           -----------------------------------

                                                                      "Landlord"

                                       BORDER GRILL LAS VEGAS, LLC,
                                       a Nevada limited liability company

                                       By: TT&T, LLC, a Nevada limited liability
                                           company, Its: Managing Member

                                       By:
                                          -------------------------------------
                                          Susan Feniger, Managing Member

                                       By:
                                          -------------------------------------
                                          Mary Sue Milliken, Managing Member

                                                                        "Tenant"

                                ACKNOWLEDGMENTS

STATE OF                   )
                           ) ss.
County of                  )

          The foregoing instrument was acknowledged before me this
day of          , 1998, by             , the                 of Mandalay Corp.,
a Nevada corporation, on behalf of the corporation.


                                          -------------------------------------
                                           NOTARY PUBLIC
My Commission Expires:

----------------------

STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF                     )

          On              , before me,                        , a Notary Public
for the State of California, personally appeared                             ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand official seal.

                                          -------------------------------------
                                          NOTARY PUBLIC

My Commission Expires:


----------------------

STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF                     )

          On             , before me,                       , a Notary Public
for the State of California, personally appeared                            ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand official seal.

                                          -------------------------------------
                                          NOTARY PUBLIC

My Commission Expires:


----------------------

                                   EXHIBIT A

                             Description of Project

                                   EXHIBIT A



                          [Composite First Floor Plan]




This is a conceptual site plan, and Landlord reserves the right to change, amend, alter or revise this site plan and the Project in its sole discretion.

                                    EXHIBIT B

                             Site Plan for Premises

                                   EXHIBIT B

                       [GRAPHIC - Floorplan Upper Level]

                        [GRAPHIC - Floorplan Pool Level]

                                   EXHIBIT C

                             WORK LETTER AGREEMENT

LANDLORD:    MANDALAY CORP.

TENANT:      BORDER GRILL LAS VEGAS, LLC

DATE:        November 12, 1998

                                    RECITALS

         A. Concurrently with the execution of this Work Letter Agreement (the "AGREEMENT"), Landlord and Tenant have entered into a lease (the "LEASE") covering certain leased premises (the "PREMISES") more particularly described in the Lease. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Lease.

         B. To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease apply hereto) and in consideration of the mutual covenants hereinafter contained, Landlord has agreed to make certain improvements to the Premises in accordance with this Agreement. The cost of such improvements shall be paid for by the parties as set forth below.

                                    AGREEMENT

         1. Tenant Improvements. Any reference herein to "TENANT IMPROVEMENTS" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in SECTION 2 below, including but not limited to partitioning, interior doors, floor covering and finishes, millwork reflective ceiling, electrical fixtures, electrical outlets and switches, telephone outlets, plumbing fixtures, paint and wall coverings, furniture, trade fixtures and equipment. Tenant Improvements shall not include (a) the building shell, the core area (including necessary mechanical, electrical [600-800 amp service] (including electrical subpanels), plumbing, life safety, exhaust, heating, air conditioning and ventilation systems included within the building shell), unpainted exterior drywall or lath and plaster covering the exposed side of all core walls, core and perimeter columns, sprinklers and other fire-related safety devices (the "BASE BUILDING IMPROVEMENTS"), all of which shall be provided by Landlord, at Landlord's expense, as base building improvements or (b) the furniture, fixtures, equipment and other finish items not included in the Tenant Improvement Plans (defined below), all of which shall be provided by Tenant, at Tenant's expense.

         2. Preparation of Tenant Improvement Plans.

                  2.1 On or before October 30, 1998, Tenant shall cause its architect or space planner ("TENANT'S ARCHITECT") to prepare a "SCHEMATIC DESIGN PLAN" which will include the high wall and reflective ceilings and structural components of the Premises (the "SHELL IMPROVEMENTS") and shall present such Schematic Design Plan to Landlord for its review at a meeting to occur on or about October 30, 1998 between Tenant's Architect, Landlord and Landlord's Architect (the "SCHEMATIC DESIGN MEETING"). At the Schematic Design Meeting, Landlord and Tenant will agree on any changes to the Schematic Design Plan, and within ten (10) business days following the Schematic Design Meeting, Tenant shall cause the Architect to revise the Schematic Design Plan to address such changes and shall resubmit the same to Landlord. If Landlord objects in writing to the resubmitted Schematic Design Plan within ten (10) days following its receipt thereof, Tenant's Architect and Landlord and Landlord's Architect shall meet and confer to resolve any dispute concerning the Schematic Design Plan.

                  2.2 On or before November 15, 1998, Landlord shall cause its architect ("LANDLORD'S ARCHITECT") to prepare "SHELL DRAWINGS" for the Shell Improvements and shall submit such Shell Drawings to Tenant's Architect. On or before November 30, 1998, Tenant's Architect shall provide Landlord and Landlord's Architect with comments and/or proposed changes to the Shell Drawings, and Landlord, Landlord's Architect and Tenant's Architect shall meet and confer to address any comments and/or proposed changes to the Shell Drawings raised by Tenant's Architect.

                  2.3 On or before the later of forty-five (45) days after Landlord and Tenant agree on the Schematic Design Plan or fifteen (15) days after Landlord and Tenant agree on the Shell Drawings, Tenant shall cause its Architect to prepare the "INTERIOR DESIGN PACKAGE SUBMITTAL" for the interior design and finish of the Premises (the "FINISH WORK") and shall present the same to Landlord for its approval, which approval shall generally follow the same procedure set forth in SECTION 2.1 above.

                  2.4 The Schematic Design Plan and the Interior Design Package Submittal shall each be referred to as a "SPACE PLAN" and shall collectively be referred to as the "SPACE PLANS." The Shell Improvements and the Finish Work shall collectively comprise the Tenant Improvements. Once approved by Landlord and Tenant, the Space Plans and Shell Drawings shall be referred to herein as the *TENANT IMPROVEMENT PLANS."

                  2.5 Once the Tenant Improvement Plans have been approved, the Tenant Improvement Plans shall not be changed without the prior approval of Landlord and Tenant, except as may be required by any governmental authority as a condition to issuance of a building permit (provided that Tenant shall be consulted on the manner that any changes required by governmental authority are implemented and shall have reasonable approval thereof).

         3. Construction of the Tenant Improvements.

                  3.1 Circus Circus Development Inc. or another contractor designated by Landlord ("CONTRACTOR") shall construct the Tenant Improvements.

                  3.2 Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Tenant Improvements Plans. Landlord shall have the right to assign to Tenant all warranties and guaranties from Contractor relating to the Tenant Improvements, and upon such assignment Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

                  3.3 Provided that Tenant and its agents do not interfere with Contractor's work in the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment or fixtures not included in the Tenant Improvements. Prior to Tenant's entry into the Premises as permitted by the terms of this Section, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. All provisions of the Lease shall apply to any entry by Tenant under this Section, other than provisions relating to the payment of Minimum Rent, Additional Rent and Percentage Rent and provisions relating to the operation of a restaurant on the Premises.

         4. Payment of Cost of the Tenant Improvements.

                  4.1 Promptly following execution of the Lease, Tenant shall provide Landlord with adequate financial assurances that it has sufficient funds to pay all TI Costs (defined below) less the Tenant Allowance.

                  4.2 Promptly after the Shell Drawings for the Shell Improvements are complete, Landlord shall provide Tenant with a cost proposal, which cost proposal shall include, as nearly as possible, the cost of all items in connection with the design and construction of the Tenant Improvements (the "PRELIMINARY COST"). Tenant shall have the right to approve or disapprove the Preliminary Cost Proposal within five (5) business days of the receipt of the same. Upon such approval, Landlord shall be released by Tenant to purchase the items set forth in the Preliminary Cost Proposal and to commence the construction relating to such items. If Tenant timely disapproves the Preliminary Cost Proposal, Tenant and Landlord shall meet and confer to resolve any disputes concerning the Preliminary Cost Proposal.

                  4.3 Within fourteen (14) days after the Interior Design Package Submittal has been approved by Landlord, Landlord shall provide Tenant with a cost proposal, which cost proposal shall include, as nearly as possible, the cost of all items in connection with the Tenant Improvements, including the Shell Improvements and the Finish Work (the "FINAL COST PROPOSAL"). Tenant shall have the right to approve or disapprove the Final Proposal within five (5) business days of the receipt of the same (provided that Tenant shall not object to any amount approved as part of the Preliminary Cost Proposal). Upon such approval, Landlord shall be released by Tenant to purchase the items set forth in the Final Cost Proposal that were not included in the Preliminary Cost Proposal and to commence the construction relating to such items. If Tenant timely disapproves the Final Cost Proposal, Tenant and Landlord shall meet and confer to resolve any disputes concerning the Final Cost Proposal.

                  4.4 The Preliminary Cost Proposal and the Final Cost Proposal shall each be referred to as a "COST PROPOSAL" and shall collectively be referred to as the "COST PROPOSALS."

                  4.5 Landlord hereby grants to Tenant a one-time "TENANT ALLOWANCE" of $675,000. Such Tenant Allowance shall be used by Landlord to pay a portion of the TI Costs for the items in the following categories:

                           (i) The payment of permit and license fees.

                           (ii) Construction of the Tenant Improvements, including without limitation the furnishing and installation of the following:

                           (1) All partitioning doors, floor coverings,
                  finishes, reflective ceilings, wall coverings and painting, millwork and similar items;

                           (2) All electrical power, wiring, electrical outlets
                  and switches, tube outlets and other wiring to be installed within the Premises;

                           (3) All heating, ventilation and air conditioning
                  duct work, diffusers and accessories required for the completion of the air conditioning system within the Premises;

                           (4) Any additional Tenant requirements including, but
                  not limited to, odor control, special lighting, heating, ventilation and air conditioning, noise or vibration control or other special systems; and

                           (5) Fire walls and doors, partitions and/or
                  modifications to the sprinkler or fire and life safety systems and other items which may be necessary to meet applicable building code requirements for Tenant's occupancy of the Premises.

                  4.6 The amount by which the TI Costs exceed the Tenant Allowance, shall be paid by Tenant to Landlord as provided in this SECTION 4. Without limiting the foregoing, if Tenant requests any changes or substitutions to any portion of the Tenant Improvements after the Tenant Improvement Plans have been prepared and the Final Cost Proposal has been approved, any additional costs as a result thereof that cause the TI Costs to exceed the Tenant Allowance shall be paid by Tenant as provided in this SECTION 4. If the TI Costs are less than the Tenant Allowance, the difference shall revert to Landlord, and Tenant shall not be entitled to any rent credit or deduction.

                  4.7 In no event shall Landlord be obligated to make disbursements pursuant to this Agreement in a total amount which exceeds the Tenant Allowance. If Tenant is required to pay any costs in excess of the Tenant Allowance pursuant to this SECTION 4, the estimated excess costs shall be paid by Tenant to Landlord prior to the commencement of construction and any additional amounts in excess of such estimated payment shall be due within five
(5) days after Tenant receives the TI Cost Statement.

                  4.8 Within thirty (30) days following Substantial Completion of the Tenant Improvements Landlord shall deliver to Tenant an itemized written statement (the "TI COST STATEMENT"), setting forth the total cost to construct the Tenant Improvements (the "TI COSTS"), taking into account any change orders that result in the increase or decrease to the Final Cost Proposal. The cost of the Tenant Improvements shall not exceed the Final Cost Proposal approved by Tenant unless Tenant approves a change order that increases such cost.

         5. Completion of the Tenant Improvements: Commencement Date.

                  5.1 Subject to SECTION 5.2 below, the Term of the Lease shall commence upon Substantial Completion of the Premises. For purposes of determining the Commencement Date, "SUBSTANTIAL COMPLETION" of the Premises shall occur upon substantial completion of construction of the Tenant Improvements in the Premises pursuant to the Tenant Improvement Plans, with the exception of any minor punch list items, which will not have a material adverse impact on the operation of Tenant's restaurant, and any tenant fixtures or equipment to be installed by Tenant.

                  5.2 If there shall be a delay or there are delays in the Substantial Completion of the Premises, as a direct, indirect, partial, or total result of:

                  5.2.1 Tenant's failure to comply with the time deadlines specified in this Agreement and such failure continues for five (5) days after the expiration of such deadline;

                  5.2.2 Tenant's failure to timely approve or disapprove any matter requiring Tenant's approval and such failure continues for five (5) days after notice of such failure;

                  5.2.3 A material, uncured breach by Tenant of the terms of this Agreement or the Lease if such breach continues for five (5) days after written notice thereof (or such longer period as may be provided for under the Lease);

                  5.2.4 Changes in any of the Tenant Improvement Plans after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

                  5.2.5 Tenant's written request for changes in the Tenant Improvement Plans which relate to the design of the Premises and which are not required by or resulting from governmental authorities or are not necessary for the operation of the Premises or to correct an error or omission in the Tenant Improvement Plans;

                  5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises as set forth in the Lease; or

                  5.2.7 Any other acts or omissions of Tenant, or its agents, or employees which Tenant fails to cure within five (5) business days after receipt of written notice thereof; then, notwithstanding anything to the contrary set forth in the Lease or this Agreement and regardless of the actual date of the Substantial Completion of the Premises, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred, and in addition to the Minimum Rent Landlord shall, until Tenant opens for business, collect in lieu of Percentage Rent one-twentieth (1/20th) of the Minimum Rent per day.

                  5.3 Landlord shall notify Tenant upon Substantial Completion of the Tenant Improvements, and prior to delivery of the Premises to Tenant, Landlord and Tenant shall conduct a "walk through" inspection of the Premises and prepare a punch list of known or apparent deficiencies or incomplete work required to be corrected or completed by Landlord pursuant to the Tenant Improvement Plans. Landlord shall cause all punch list items to be repaired or completed within a reasonable time following the walk through inspection. Landlord shall use reasonable efforts to cause such items to be completed within forty-five (45) days after the Commencement Date, provided that if in the exercise of reasonable diligence such item cannot be completed within such 45-day period, Landlord shall cause such repairs to be commenced within such 45-day period and shall diligently pursue the same to completion.

         6. Ownership. Except as may be expressly set forth on the Tenant Improvement Plans, the Tenant, Improvements (other than furniture, removable trade fixtures and equipment) shall be owned by Landlord and shall be surrendered by Tenant at the expiration or prior termination of the Lease in good condition and repair, ordinary wear and tear, damage due to casualty, and obsolescence excepted.

         7. Representatives. Landlord and Tenant each appoint the following individuals to act as their respective representatives in all matters covered by this Agreement:

Tenant's Representative:   Josh Schweitzer

Landlord's Representative: John Kristich

All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Agreement will be submitted to the Landlord's representative or Tenant's representative, as the case may be. Each party may change its representative under this Agreement at any time upon three (3) days prior written notice to the other party.

         8. Time. Time is of the essence in this Agreement. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If Tenant fails to approve any proposed changes to the Tenant Improvement Plans or specify in writing its objections thereof within five (5) days after written notice as required by the Lease, then at Landlord's sole option, at the end of such period the change order shall automatically be deemed approved.

         9. Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Agreement, continues beyond the expiration of any applicable notice and grace period at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease. Landlord shall have the right to withhold payment of all or any portion of the Tenant Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in SECTION
5.2 of this Agreement), and (ii) all other obligations of Landlord under the terms of this Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

         10. Responsibility for Design. Except as otherwise provided in the Lease, Tenant will be responsible for the design, function and maintenance of all Tenant Improvements, whether or not approved or installed by Landlord at Tenant's request. Landlord's preparation and/or approval of the Tenant Improvement Plans will not constitute any representation or warranty by Landlord as to the adequacy, efficiency, performance or desirability of Tenant's Improvements in the Premises and shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities.

         11. Notices. Notices under this Agreement shall be given in accordance with the notice provisions set forth in the Lease.

         12. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall govern.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                           BORDER GRILL LAS VEGAS, LLC, a Nevada
                                           limited liability company

                                           BY: TT&T, LLC, a Nevada limited
                                               liability company,
                                               Its: Managing Member

                                           By:
                                              ----------------------------------
                                              Susan Feniger, Managing Member

                                           By:
                                              ----------------------------------
                                              Mary Sue Milliken, Managing Member

                                                                        "Tenant"

                                           MANDALAY CORP., a Nevada corporation

                                           By: /s/ [illegible]
                                               ---------------------------------
                                               its:
                                                    ----------------------------
                                                                      "Landlord"

                                    EXHIBIT D

                                   Sample Menu

                                   EXHIBIT D

LUNCH

                                    ENTRADAS

Soup of the Day - selection changes daily                        4.75

Guacamole - with cilantro, red onion and lime                    5.75

Green Corn Tamales - with sour cream and salsa fresca
                     (3 per order)                               5.75

Plantain Empanadas - stuffed with black beans, Poblano chilis and
anejo cheese (4 per order)                                       5.50

Panuchos - small handmade corn tortillas stuffed with black beans
     and topped with chicken, avocado and pickled onions         5.75

Quesadilla - with cheeses and poblano chile:      5.00
             with guacamole                       6.50
             with chicken                         6.75

Ceviches - selection changes daily                       market price

Caesar Salad - with Romano cheese and garlic croutons
                                          small  5.50      large 7.50

Grilled Cactus Salad - with Cotija cheese, tomato, red onions and
      cilantro                                                   5.75

Watercress and Jicama Salad  - with lime and olive oil           5.75


                             BORDER GRIDDLED TACOS
                Two soft tacos served with rice and black beans


                Chicken      6.75       Bean and Cheese    5.75
                Carnitas     6.75       Potato and Rajas   6.25
                Carne Asada  7.50       Roasted Lamb       7.25
                              Grilled Fish   7.75


                                     Sides
Rice: red, green and white   3.50       Moros: white rice and black beans  3.50
Rice and black beans         3.50       Rice and Fried Plantains           4.75
Rajas: sauteed sweet peppers, poblanos & onions, cheese and cream          5.00
                      Hand made corn (3) or flour (1) tortillas  .75


              (We do not use lard in our rice, beans or tortillas)




                                     1 of 3

LUNCH

                             Especiales de la Casa

Chicken Pozole - chicken stewed with hominy, cabbage and garlic
     in mild tomato chile broth; topped with panella cheese                 8.75

Mulitas de Hongos - Portobello mushrooms layered with guacamole, cheese, black beans and poblano chiles; served with roasted garlic tomato sauce and seared red chard. A combination of
     unique textures and hot and cold flavors                              12.75

Grilled Fish - selection changes daily                              market price

Morita Chicken Salad - breast of chicken sauteed with Morita chiles, tossed with avocado, field greens and watercress in
     a chipotle vinaigrette                                                 9.25

Grilled Skirt Steak - marinated with garlic, cilantro and cracked
     pepper; served with moros and flour tortilla                          12.75

Mexican Chopped Salad - with tomato, corn, avocado, peppers, pine
     nuts, tortilla chips and red onion; cumin vinaigrette                  8.75

Spicy Chipotle Chicken - served and baked with smoky, fiery chipotle
     chiles; served with rice and beans                                    10.75

Turkey Tostada Salad - crispy corn tortillas, grilled turkey, black beans, cheese, crema, avocado, lettuce, cabbage and tomatoes,
     tossed with a red wine vinaigrette                                     9.25

Chile Relleno - with three cheeses and two salsas, rice and beans           8.75

Torta de Pavo - Traditional Mexican sandwich on home made "bolillo"
     bread with thin sliced grilled turkey, black beans, tomato,
     pickled onions and guacamole; cracked pepper vinaigrette               7.75

Vegetarian Torta - with black beans, guacamole, cheese, roasted
     peppers, poblano mashed potatoes, cucumber and watercress              7.50

Torta de Carnitas - braised pork with guacamole, cilantro, pickled cucumbers, roasted tomato chipotle salsa and tamarind apple
     sauce                                                                  7.75


                 18% gratuity added to parties of eight or more

                                     2 of 3

                                                                          DINNER

                                   Appetizers

Soup of the Day - selection changes daily                             4.75

Panuchos - black bean stuffed tortilla topped with chicken,
     pickled onions & avocado                                         5.75

Guacamole - mashed to order                                           6.00

Ceviches - selection changes daily

Quesadilla - homemade flour tortilla with cheeses & poblano chile     5.50
             with guacamole 6.50        with chicken 6.50

Green Corn Tamales - with sour cream & salsa fresca (3 per order)     5.75

Guatemalan Tamale - stuffed with marinated chicken & achiote sauce    6.50

Plantain Empanadas - stuffed with black beans & cheese (4 per order)  5.50

Eulalia's Chips - with black beans, creme fraiche & chipotle salsa    4.25

                              Border Griddled Tacos
               Homemade corn tortillas with the classic fillings
                            (Three tacos per order)

          Chicken        6.75           Potato & Rajas      6.25
          Carnitas       6.75           Beans and Cheese    5.75
          Carne Asada    7.50           Roasted Lamb        7.25
                              Grilled Fish   7.75


                                     Salads

Caesar Salad - made to order                      small 6.00     large 9.00

Tostada Salad - crispy corn tortillas, black beans, cheese,            8.50
     avocado, lettuce, cabbage, and tomatoes tossed with
     red wine vinaigrette
                                        with grilled turkey            9.75

Mexican Chopped Salad - with tomato, corn, peppers, pine nuts,         6.25
     diced green apples and red onion; tossed with a cumin lemon vinaigrette

Watercress & Jicama Salad - with lime and olive oil                    5.75

Grilled Cactus Salad - with Cotija cheese, tomato & red onion          5.75



                 18% gratuity added to parties of eight or more

                                     3 of 3

                                  EXHIBIT D-I

                             Prohibited Menu Items

1.       Primarily(1) Pacific Rim Nouvelle Cuisine

2.       Primarily(2) Progressive American Cuisine

3.       Primarily(2) Italian Cuisine

-------------------------

         (1) Landlord shall have the right to add additional cuisine categories from time to time so long as such additions do not have the cumulative effect of limiting Tenant's ability to operate the Premises as a restaurant serving principally Mexican cuisine nor shall such items limit Tenant's right to serve the items on EXHIBIT D or similar items.

         (2) For purposes of items 1, 2, and 3 of this Exhibit, the term "primarily" means not more than thirty percent (30%) of the items offered.


                                     D-1-1

                                   EXHIBIT E

                              Ownership of Tenant



                                    Percentage
                                     Interest
                                    ----------
1.  TT&T,LLC(3)                         51%

2.  Vantage Bay Group, Inc.             49%


-------------------------

         (3) The sole members of TT&T, LLC are Susan Feniger (42.5%), Mary Sue Milliken (42.5%) and Kevin Finch (15%).

                                    EXHIBIT F

                              Accounting Procedures

         1. ROOM CHARGES. Landlord shall pay to Tenant all room charges, if any, weekly on a day of the week to be agreed upon by Landlord and Tenant. Such amounts shall be paid by direct deposit in a bank account established by Tenant. Landlord shall provide a reconciliation of payments made under this PARAGRAPH 1, and Landlord and Tenant shall make any necessary adjusting payments. Provided that Tenant follows all procedures reasonably established by the Landlord for processing room charges, Landlord shall assume the risk of non-payment by guests of Landlord or its Affiliates except to the extent a guest specifically disputes a charge for services provided by Tenant, which shall be resolved between Tenant and the guest.

         2. COMPS. By the tenth (10th) day of each month, Landlord shall provide Tenant with a report (the "COMP REPORT") summarizing for the prior month (i) the total amount treated as Comps under SECTION 7.10 of the Lease, (ii) the portion of such amount applied toward the Comp Threshold and (iii) the portion of such amount by which the Monthly Comp Threshold is exceeded in any month during the Term of this Lease. Tenant shall supply Landlord with such information as may be necessary to calculate these amounts. Landlord shall pay to Tenant any amount required under SECTION 7.10(b) of the Lease on or before the fifteenth (15th) of the month following the month for which such Comps were furnished.

         3. PAYMENTS TO LANDLORD. Amounts payable by Tenant to Landlord under the Lease, including, but not limited to, Minimum Rent, Percentage Rent, and the Additional Rent shall be paid by Tenant in the manner provided under the Lease.

         4. GROSS SALES. Tenant will provide Landlord unaudited information on Gross Sales derived from the Restaurant on a weekly basis, in a form generally used by Tenant and its Affiliates.

                                   EXHIBIT G

                                Restricted Area

The area in Clark County, Nevada, bounded (i) on the south by Warm Springs Road,
(ii) on the west by Interstate 15, (iii) on the north by Sahara Avenue, and (iv) on the east by Maryland Parkway, as such roads existed on July 1, 1998.

                                   EXHIBIT H

Carbonated beverages

Bottled or bag in a box juices/mixers

Iced tea (other than specialty iced tea)

Bottled iced coffee

Isotonic

Allied/Local Brands (e.g., Quinine, Tom Collins, Club Soda, Ginger Ale, Sweet &
Sour)

                                  MANDALAY BAY
                         3950 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                                November 12, 1998

Ms. Susan Feniger
BORDER GRILL LAS VEGAS, LLC
1445 4th Street
Santa Monica, CA 90401

         Re: Border Grill Lease

Dear Ms. Feniger:

         Pursuant to that certain Lease for Restaurant Space ("Lease") executed contemporaneously with this letter, Mandalay Corp. ("Landlord") has leased space in the Mandalay Bay Resort & Casino to Border Grill Las Vegas, LLC ("Tenant"). Under Section 7.12 of the Lease, Landlord hereby notifies Tenant that it has entered into an exclusive agreement with Pepsi-Cola Company ("Pepsi") and Tenant shall be required to use the various brand choices designed by Pepsi, as more specifically described on an attachment to this letter. However, Landlord and Tenant acknowledge that the Iced Tea brand choice (Lipton) does not specifically meet the standards required by Tenant for such product, and that Landlord has advised Tenant that it shall not be a breach of the Lease for Tenant to substitute a different brand choice for this particular product.

                                Very truly yours,

                                MANDALAY CORP.

                                By: /s/ [illegible]
                                    -------------------------------------
                                    Its: PRESIDENT
                                         --------------------------------

*(Tropicana juices which are the same as the Citrus Hill juices listed herein (whether in bag in a box or concentrate) will be included in this Agreement if PepsiCo. completes its acquisition of that brand.)

                                 FOUNTAIN BRANDS

                      Carbonated Soft Drinks - 5 Gallon BIB
                                   Pepsi-Cola
                               Caffeine Free Pepsi
                                  Mountain Dew
                                   Diet Pepsi
                                Lemon Lime Slice
                                  Orange Slice
                                  Mug Root Beer

                         Lipton Iced Teas - 5 Gallon BIB
                                      Plain
                                      Peach
                                    Raspberry

                            All Sport - 5 Gallon BIB
                                   Lemon Lime

                                 Hawaiian Punch
                                   Fruit Punch
                                 "Punchy" Grape
                             "Punchy" Pink Lemonade

                           Frozen Carbonated Beverages

                       Allied/Local Brands - 5 Gallon BIB
                                     Quinine
                                   Tom Collins
                                   Ginger Ale
                                  Sweet & Sour

                   *Citrus Hill Juice / Mixers - 5 Gallon BIB
                                   Apple Juice
                               100% Orange Juice
                                50% Orange Juice
                                Grapefruit Juice
                                 Cranberry Juice
                                  Margarita Mix

                                 Mandalay Corp.
                         2880 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109


                               November 25, 1998


Susan Feniger
TT&T, LLC
1445 4th Street
Santa Monica, California 90401

Jay Brown, Esq.
Vantage Bay Group, Inc.
520 S. Fourth Street
2nd Floor
Las Vegas, Nevada 89101

     Re:  Mandalay Bay Resort & Casino -- Border Grill Lease

Dear Susan and Jay:

     The purpose of this letter is to confirm our understanding regarding
Section 7.8 of that certain Lease for Restaurant Space dated November 12, 1998 (the "Border Grill Lease") between Mandalay Corp., as "Landlord," and Border Grill, Las Vegas, LLC, as "Tenant."

     Under Section 7.8 of the Border Grill Lease, if Tenant is found unsuitable by a Regulatory Authority or if the continued association with Tenant could have a material adverse effect on any gaming or liquor license, permit or approval held or sought by Landlord or any Affiliate of Landlord, the Border Grill Lease is subject to termination in accordance with the terms thereof and Landlord is obligated under said Section 7.8 to reimburse Tenant for the unamortized portion of any TI Costs paid for by Tenant subject to the conditions stated therein (the "Reimbursement Obligation"). TT&T, LLC ("TT&T") and Vantage Bay Group, Inc. ("Vantage Bay"), as the sole members of Tenant, have agreed that if the Border Grill Lease would otherwise terminate under Section 7.8 because of the continued involvement of Vantage Bay as a member in Tenant, Landlord will have an option (but not an obligation) to purchase from Vantage Bay (or cause one of its Affiliates to purchase) Vantage Bay's economic interest in the Tenant for a purchase price equal to the unamortized portion of any TI Costs paid by Tenant in which case the Border Grill Lease would not terminate. If Landlord exercises the foregoing option, such purchase shall be in lieu of the Reimbursement Obligation, and Landlord shall have no liability under the Lease to pay to Tenant the Reimbursement Obligation. If Landlord does not exercise such option, then Landlord acknowledges that the Reimbursement Obligation as set forth in said Section 7.8 will remain in full

Susan Feniger
Jay Brown, Esq.
November 25, 1998
Page 2


force and effect. Within three (3) days after (i) a finding of unsuitability resulting from Vantage Bay's involvement in Tenant or (ii) a notice from Landlord that because of Vantage Bay's involvement the continued association with Tenant could have a material adverse effect on any gaming or liquor license or permit or approval for the Project, Vantage Bay and TT&T shall deliver to Landlord the Operating Agreement, Articles of Organization, and all amendments, modifications and other documents relating to the agreement between Vantage Bay and TT&T with respect to the Tenant and shall provide such additional information regarding the Tenant and the operation of the Project reasonably requested by Landlord. Within ten (10) days following receipt of such information, Landlord shall notify Vantage Bay and TT&T in writing if Landlord or any Affiliate of Landlord wishes to purchase Vantage Bay's economic interest in the Tenant. If Landlord elects to purchase Vantage Bay's economic interest in the Tenant, Landlord (or its Affiliate) and Vantage Bay shall execute an agreement setting forth the purchase price (calculated as set forth above) and such additional terms and conditions as shall be negotiated by Vantage Bay and the Landlord or its Affiliate in good faith, and Vantage Bay and the Landlord or its Affiliate shall consummate the sale of Vantage Bay's economic interest in the Tenant as soon as reasonably possible. Landlord (or its Affiliate) shall not be admitted as a member of Tenant, but shall have the rights of an economic interest owner in profits, losses and distributions of Tenant.

     Except as set forth in this letter, capitalized terms shall have the meaning set forth in the Border Grill Lease. If this letter correctly sets forth your understanding of our agreement, please execute and return the enclosed copy of this letter to me.

                                   Very truly yours,

                                   Mandalay Corp.



                                   By:
                                      ------------------------------------

                                      Its:
                                          --------------------------------

Susan Feniger
Jay Brown, Esq.
November 25, 1998
Page 3


ACCEPTED AND AGREED:

VANTAGE BAY GROUP, INC.


By:
   --------------------------------------

   Its:
       ----------------------------------

TT&T, LLC, a Nevada limited liability
company

By:
   --------------------------------------
   Susan Feniger, Managing Member

By:
   --------------------------------------
   Mary Sue Milliken, Managing Member


BORDER GRILL LAS VEGAS, LLC,
a Nevada limited liability company

By:  TT&T, LLC, a Nevada limited liability
     company, Its: Managing Member


     By:
        ---------------------------------
        Susan Feniger, Managing Member

     By:
        ---------------------------------
        Mary Sue Milliken, Managing Member